LEASE

BETWEEN

CRP-2 HOLDINGS CYPRESS, LLC, AS LANDLORD

AND

INTEGRATED ALARM SERVICES GROUP, INC., AS TENANT

16,849 S.F. /SUITE 200

CYPRESS CORPORATE CENTER
11130 HOLDER STREET, CYPRESS, CALIFORNIA

TABLE OF CONTENTS

1	LEASE OF PREMISES.	1
2	DEFINITIONS.	1
3	EXHIBITS AND ADDENDA.	3
4	DELIVERY OF POSSESSION.	3
5	INTENDED USE OF THE PREMISES.	4
6	RENT.	4
6.1	Payment of Rent	4
6.2	Intentionally Deleted.	4
6.3	Additional Rent for Tax Costs and Operating Expenses	4
6.4	Determination and Payment of Tax Costs and Operating Expenses.	6
6.5	Definition of Rent	7
6.6	Taxes on Tenant’s Use and Occupancy	7
7	LATE CHARGES.	8
8	SECURITY DEPOSIT.	8
9	TENANT’S USE OF THE PREMISES.	9
9.1	Use	9
9.2	Observance of Law	9
9.3	Insurance	9
9.4	Nuisance and Waste	10
9.5	Load and Equipment Limits	10
9.6	Hazardous Material	10
10	SERVICES AND UTILITIES.	10
11	REPAIRS AND MAINTENANCE.	12
11.1	Landlord’s Obligations	12
11.2	Tenant’s Obligations.	12
11.3	Compliance with Law	12
11.4	Notice of Defect	12
11.5	Landlord’s Liability	12
12	CONSTRUCTION, ALTERATIONS AND ADDITIONS.	13
12.1	Landlord’s Construction Obligations	13
12.2	Tenant’s Construction Obligations	13
12.3	Tenant’s Alterations and Additions	13
12.4	Payment	13
12.5	Property of Landlord	13
13	LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY.	13
13.1	Leasehold Improvements	13
13.2	Tenant’s Property	14
14	INDEMNIFICATION.	14
14.1	Tenant Indemnification	14
14.2	Landlord Not Liable	14
15	TENANT’S INSURANCE.	15
15.1	Insurance Requirement	15
15.2	Minimum Scope of Coverage	15
15.3	Minimum Limits of Insurance	16
15.4	Deductible and Self-Insured Retention	16
15.5	Increases in Insurance Policy Limits	16
15.6	Waiver of Subrogation	16
15.7	Landlord’s Right to Obtain Insurance for Tenant	16
16	DAMAGE OR DESTRUCTION.	16
16.1	Damage	16
16.2	Repair of Premises in Excess of One Hundred Eighty Days	17
16.3	Repair Outside Premises	17
16.4	Tenant Repair	17
16.5	Election to Perform Landlord’s Work	17

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16.6	Express Agreement	17
17	EMINENT DOMAIN.	18
17.1	Whole Taking	18
17.2	Partial Taking	18
17.3	Proceeds	18
17.4	Landlord’s Restoration	18
18	ASSIGNMENT AND SUBLETTING.	18
18.1	No Assignment or Subletting	18
18.2	Landlord’s Consent	19
18.3	Tenant Remains Responsible	20
18.4	Conversion to a Limited Liability Entity	21
18.5	Payment of Fees	21
19	DEFAULT.	21
19.1	Tenant’s Default	21
19.2	Landlord Remedies	22
19.3	Damages Recoverable	23
19.4	Landlord’s Right to Cure Tenant’s Default	23
19.5	Landlord’s Default	24
19.6	Mortgagee Protection	24
20	WAIVER.	24
21	SUBORDINATION AND ATTORNMENT.	24
22	TENANT ESTOPPEL CERTIFICATES.	25
22.1	Landlord Request for Estoppel Certificate	25
22.2	Failure to Execute	25
23	NOTICE.	25
24	TRANSFER OF LANDLORD’S INTEREST.	25
25	SURRENDER OF PREMISES.	25
25.1	Clean and Same Condition	25
25.2	Failure to Deliver Possession	26
25.3	Property Abandoned	26
26	HOLDING OVER.	26
27	RULES AND REGULATIONS.	26
28	CERTAIN RIGHTS RESERVED BY LANDLORD.	26
28.1	Name	26
28.2	Signage	27
28.3	Access	27
28.4	Physical Changes	27
28.5	Inspection	27
28.6	Entry	27
28.7	Common Area Regulation	27
29	ADVERTISEMENTS AND SIGNS.	27
30	INTENTIONALLY DELETED .	Error! Bookmark not defined.
31	GOVERNMENT ENERGY OR UTILITY CONTROLS.	27
32	FORCE MAJEURE.	28
33	BROKERAGE FEES.	28
34	QUIET ENJOYMENT.	28
35	TELECOMMUNICATIONS.	28
35.1	Telecommunications Companies	28
35.2	Tenant’s Obligations	28
35.3	Indemnification	29
35.4	Landlord’s Operation	29
36	MISCELLANEOUS.	31
36.1	Accord and Satisfaction; Allocation of Payments	31
36.2	Addenda	31
36.3	Attorneys’ Fees	31
36.4	Captions and Section Numbers	31

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36.5	Changes Requested by Lender	31
36.6	Choice of Law	32
36.7	Consent	32
36.8	Authority	32
36.9	Waiver of Right to Jury Trial	32
36.1	Counterparts	32
36.11	Execution of Lease; No Option	32
36.12	Furnishing of Financial Statements; Tenant’s Representations	32
36.13	Further Assurances	32
36.14	Prior Agreements; Amendments	32
36.15	Recording	33
36.16	Severability	33
36.17	Successors and Assigns	33
36.18	Time Is of the Essence	33
36.19	Multiple Parties	33
36.2	Consent to Press Release	33
36.21	Extension Option	33

iii

LEASE

This lease (this “Lease”) between CRP-2 Holdings Cypress, LLC (herein “Landlord”), and Integrated Alarm Services Group, Inc., a Delaware corporation (herein “Tenant”), is dated for reference purposes only as of this ____ day of November, 2006.

1.  LEASE OF PREMISES.

In consideration of the Rent (as defined in Section 6.) and the provisions of this Lease, Landlord leases to Tenant and Tenant leases from Landlord the Premises shown on the floor plan attached hereto as Exhibit “A,” and further described in Section 2.13, in “as is” condition except as expressly provided hereunder. The Premises are located within the Building and Project (as described in Section 2.14). Tenant shall have the nonexclusive right (unless otherwise provided herein) in common with Landlord, other tenants, subtenants and invitees, to use the Common Area (as defined in Section 2.4.). This Lease confers no rights either to the subsurface of the land below the ground level of the Building in which the Premises is located or to airspace, interior or exterior, above the ceiling of the Building.

2.  DEFINITIONS.

As used in this Lease the following terms shall have the following meanings:

2.1. Intentionally Deleted.

2.2. ANNUAL BASE RENT/MONTHLY BASE RENT/PER S.F. BASE RENT:

Months	Annual Base Rent	Monthly Base Rent	S.F. Base Rent
1-12	$232,516.20	$19,376.35	$13.80
13-24	$242,625.60	$20,218.80	$14.40
25-36	$252,735.00	$21,061.25	$15.00
37-48	$262,844.40	$21,903.70	$15.60
49-60	$272,953.80	$22,746.15	$16.20
61-72	$283,063.20	$23,588.60	$16.80
73-84	$293,172.60	$24,431.05	$17.40
85-86	$303,282.00	$25,273.50	$18.00

2.3.	COMMENCEMENT DATE: The date of execution by Landlord and Tenant of this Lease.

2.4.	COMMON AREA: The building lobbies, common corridors and hallways, rest rooms, parking areas and other generally understood public or common areas.

2.5.
EXPIRATION DATE: The last day of the eighty-sixth (86th) full calendar month following the Possession Date, unless extended or otherwise sooner terminated in accordance with the provisions of this Lease.

2.6.
RENT COMMENCEMENT DATE: The Possession Date, provided, however, as long as Tenant is not in default hereunder, the Monthly Base Rent for the 2nd and 3rd full calendar months of the Term shall be abated in full.

2.7.	LANDLORD’S ADDRESS FOR NOTICE:

CRP-2 Holdings Cypress, LLC
c/o Colony Realty Partners LLC
One International Place

Boston, MA 02110
Attn: Mr. Henry Brauer
Fax: 617-235-6399

With a copy to:

Mintz Levin Cohn Ferris Glovsky and Popeo, P.C.
One Financial Center
Boston, MA 02111
Attn: Daniel O. Gaquin, Esq.
Fax: 617-542-2241

RENT PAYMENT ADDRESS:

Via regular mail:

Cypress Corporate Center
P.O. Box 100527
Pasadena, CA 91189-0527

Via overnight courier:

JPMorgan Chase Lockbox Processing
2710 Media Center Drive
Building #6, Suite 120
Los Angeles, CA 90065
Cypress Corporate Center Lockbox
Lockbox#100527

TENANT’S MAILING ADDRESS:

The Premises
    2.8. LISTING AND LEASING AGENT(S): CB Richard Ellis and Equis  Corporation.

    2.9. Intentionally Deleted.

    2.10.  NOTICE: Except as otherwise provided herein, Notice shall mean any notices, approvals and demands permitted or required to be given under this Lease. Notice shall be given in the form and manner set forth in Section 23.
    2.11.  PARKING: Tenant shall be entitled to the nonexclusive use of up to seventy-two (72) nonreserved parking spaces located in the Building’s surface lot, at no  additional charge (64 of such parking spaces shall be located at the southern end of the parcel). Landlord acknowledges that Tenant will have up to twenty-five (25) operator employees changing shifts at 3:00 p.m. on a daily basis and that Tenant may use up to twenty-five (25) additional parking spaces in the surface lot during such daily shift change for up to twenty (20) minutes total

    2.12.  POSSESSION DATE: The Turnover Date (as defined in Exhibit B attached hereto).

     2.13.  PREMISES: That portion of the second (2nd) floor of the Building known as Cypress Corporate Center, 11130 Holder Street, Cypress, California, commonly referred to as
    Suite 200, as shown on Exhibit “A.” For purposes of this Lease, the Premises is deemed to contain approximately 16,849 square feet of Rentable Area.

2.14.
PROJECT: The building of which the Premises are a part (the “Building”) and any other buildings or improvements on the real property (the “Property”) located at 11130 Holder Street, Cypress, California. The Project is commonly known as “Cypress Corporate Center.”

2.15.
RENTABLE AREA: As to both the Premises and the Project, the respective measurements of floor area as may from time to time be subject to lease by Tenant and all tenants of the Project, respectively, as determined by Landlord and applied on a consistent basis throughout the Project.

2.16.	SECURITY DEPOSIT (Section 8.): $25,273.50.

2.17.	STATE: The State of California.

2.18.	Intentionally Deleted.

2.19.
TENANT’S PROPORTIONATE SHARE: 8.25%. Such share is a fraction, the numerator of which is the Rentable Area of the Premises, and the denominator of which is the Rentable Area of the Building, as determined by Landlord from time to time. For purposes of this Lease, the Building is deemed to contain approximately 204,314 square feet of Rentable Area.

2.20.	TENANT’S USE (Section 9.): General office and a twenty-four (24) hour call/data center.

2.21.	TERM: The period commencing on the Possession Date and expiring at midnight on the Expiration Date.

3.  EXHIBITS AND ADDENDA.

The exhibits and addenda listed below (unless lined out) are attached hereto and incorporated by  reference in this Lease:

Exhibit A Floor Plan showing the Premises.
Exhibit B Work Letter and Drawings.
Exhibit C Rules and Regulations.
Exhibit D HVAC Unit Replacement

4.  DELIVERY OF POSSESSION.

Delivery of possession shall be deemed to occur upon substantial completion of the Premises (as certified by Landlord’s Architect). If Landlord permits Tenant to enter into possession of the Premises before the Possession Date, such possession shall be subject to the provisions of this Lease, including, without limitation, the payment of Rent (unless otherwise agreed in writing). Landlord shall deliver the Premises to Tenant in a broom-swept, clean condition and with the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilation and air conditioning systems in operating order and with the walls, floor tiles and ceiling systems in good condition.

Within ten (10) business days of delivery of possession Landlord shall deliver to Tenant and Tenant shall execute an Acceptance of Premises in which Tenant shall certify, among other things, that (a) Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “B,” unless written exception is set forth thereon, and (b) Tenant accepts the Premises. Tenant’s failure to execute and deliver the Acceptance of Premises shall be conclusive evidence, as against Tenant, that Landlord has satisfactorily completed Landlord’s Work to the Premises pursuant to Exhibit “B.”

In the event Tenant fails to take possession of the Premises following execution of this Lease, Tenant shall reimburse Landlord promptly upon demand for all costs incurred by Landlord in connection with entering into this Lease including, but not limited to, broker fees and commissions, sums paid for the preparation of a floor and/or space plan for the Premises, costs incurred in performing Landlord’s Work pursuant to Exhibit “B,” loss of rental income, attorneys’ fees and costs, and any other damages for breach of this Lease established by Landlord.

5.  INTENDED USE OF THE PREMISES.

The statement in this Lease of the nature of the business to be conducted by Tenant in the Premises does not constitute a representation or guaranty by the Landlord as to the present or future suitability of the Premises for the conduct of such business in the Premises, or that it is lawful or permissible under the Certificate of Occupancy issued for the Building, or is otherwise permitted by law. Tenant’s taking possession of the Premises shall be conclusive evidence, as against Tenant, that, at the time such possession was taken, the Premises were satisfactory for Tenant’s intended use.

6.  RENT.

6.1  Payment of Rent. Tenant shall pay Rent for the Premises beginning on the Rent Commencement Date. Monthly installments of Rent shall be payable in advance on the first day of each calendar month of the Term. If the Term begins (or ends) on other than the first (or last) day of a calendar month, Rent for the partial month shall be prorated based on the number of days in that month. Rent shall be paid to Landlord at the Rent Payment Address set forth in Section 2.7., or to such other person at such place as Landlord may from time to time designate in writing, without any prior demand therefor and without deduction or offset, in lawful money of the United States of America. Tenant shall pay Landlord the first Monthly Installment of Base Rent upon execution of this Lease.

6.2  Intentionally Deleted.

6.3  Additional Rent for Tax Costs and Operating Expenses. Beginning as of the Rent Commencement Date and continuing throughout the Term, Tenant shall pay Tenant’s Proportionate Share of Tax Costs and Operating Expenses (hereinafter sometimes together referred to as “Direct Costs”) based on the percentage set forth in Section 2.19. However, if during any calendar year of the Term the occupancy of the Project is less than ninety-five percent (95%), then Landlord shall make an appropriate adjustment of the variable components of Operating Expenses, as reasonably determined by Landlord, to determine the amount of Operating Expenses that would have been incurred had the Project been ninety-five percent (95%) occupied during that calendar year. This estimated amount shall be deemed the amount of Operating Expenses for that calendar year. For purposes hereof, “variable components” shall include only those Operating Expenses that are affected by variations in occupancy levels.

6.3.1  Definitions. As used in this Section 6.3.1., the following terms shall have the following meanings:
                        6.3.1.1  “Tax Costs” shall mean any and all real estate taxes, other similar charges on real property or improvements, assessments, water and sewer charges, and all other charges (but in no event Landlord’s income or estate taxes) assessed, levied, imposed or becoming a lien upon part or all of the Project or the appurtenances thereto, or attributable thereto, or on the rents, issues, profits or income received or derived therefrom which may be imposed, levied, assessed or charged by the United States or the State, County or City in which the Project is located, or any other local government authority or agency or

                        6.3.1.2  political subdivision thereof. Tax Costs for each tax year shall be apportioned to determine the Tax Costs for the subject calendar years. Landlord shall have the right but not the obligation , from time to time, to equitably allocate some or all of the Tax Costs among different tenants of the Project or among different buildings which comprise the Project (“Cost Pools”). Such Cost Pools may include, but shall not be limited to, office space tenants or the project and the industrial tenants of the Project.

    Landlord, at Landlord’s sole discretion, may contest any taxes levied or assessed against the Building or Project during the Term. If Landlord contests any taxes levied or assessed during the Term, Tenant shall pay to Landlord Tenant’s Proportionate Share of all costs incurred by Landlord in connection with the contest.

            6.3.1.2 “Operating Expenses” shall mean any and all expenses incurred by Landlord in connection with the management, maintenance, operation, and repair of the Project, the equipment, adjacent walks, Common Area, parking areas, the roof, structure and systems of the Building, landscaped areas, including, but not limited to, salaries, wages, benefits, pension payments, payroll taxes, worker’s compensation, and other costs related to employees engaged in the management, operation, maintenance and/or repair of the Project; any and all assessments or costs incurred with respect to Covenants, Conditions and/or Restrictions, Reciprocal Easement Agreements or similar documents affecting the Building or Project, if any; the cost of all charges to Landlord for electricity, natural gas, air conditioning, sewer, water, and other utilities furnished to the Project including any taxes thereon; reasonable attorneys’ fees and/or consultant fees incurred by Landlord in contracting with a company or companies to provide electricity (or any other utility) to the Project, any fees for the installation, maintenance, repair or removal of related equipment, and any exit fees or stranded cost charges mandated by the State; the cost and expense for third party consultants, accountants and attorneys; a management fee not to exceed seven percent (7%) of gross income; energy studies and the amortized cost of any energy or other cost saving equipment used by Landlord to provide services pursuant to the terms of the Lease (including the amortized cost to upgrade the efficiency or capacity of Building telecommunication lines and systems if responsibility therefor is assumed by Landlord as discussed in Section 35. hereof); costs of capital improvements to the Building or the Project expended by Landlord to comply with laws and regulations passed after the date of this Lease or to reduce Operating Expenses, provided that the cost of such capital improvements shall be amortized over the estimated useful life of such capital improvement in accordance with generally accepted accounting principals, with Tenant being responsible only for its pro rata share of such costs which are attributable to the months remaining in the Term and any renewal term(s); reasonable reserves for replacements as may be customary in the geographic area in which the Project is located; the cost of license fees related to the Project; the cost of all charges for property (all risk), liability, rent loss and all other insurance for the Project to the extent that such insurance is required to be carried by Landlord under any lease, mortgage or deed of trust covering the whole or a substantial part of the Project or the Building, or, if not required under any such lease, mortgage or deed of trust, then to the extent such insurance is carried by owners of properties comparable to the Project; the cost of all building and cleaning supplies and materials; the cost of all charges for security services, cleaning, maintenance and service contracts and other services with independent contractors, including but not limited to the maintenance, operation and repair of all electrical, plumbing and mechanical systems of the Project and maintenance, repair and replacement of any intrabuilding cabling network (“ICN”); and the cost of any janitorial, utility or other services to be provided by Landlord. Landlord shall have the right but not the obligation , from time to time, to equitably allocate some or all of the Operating Expenses among different tenants of the Project or among different buildings which comprise the Project in different Cost Pools. Such Cost Pools may include, but shall not be limited to, office space tenants or the project and the industrial tenants of the Project any may include an allocation of costs based on the nature or duration of certain tenants use. For example, a tenant or tenants may be charged a greater or lesser share of utility or hvac maintenance costs based on usage.

Notwithstanding the foregoing, the following shall not be included within Operating Expenses: (i) costs of capital improvements (except any improvements that might be deemed “capital improvements” related to the enhancement or upgrade of the ICN and related equipment, costs to comply with laws passed after the date of this Lease and costs incurred by Landlord to reduce Operating Expenses) and costs of curing design or construction defects; (ii) depreciation; (iii) interest and principal payments on mortgages and other debt costs and ground lease payments, if any, and any penalties assessed as a result of Landlord’s late payments of such amounts; (iv) real estate broker leasing commissions or compensation; (v) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise (vi) attorneys’ fees, costs, disbursements, advertising and marketing and other expenses incurred in connection with the negotiation of leases with prospective tenants of the Building; (vii) rent for space which is not actually used by Landlord in connection with the management and operation of the Building; (viii) all costs or expenses (including fines, penalties and legal fees) incurred due to the violation by Landlord, its employees, agents, contractors or assigns of the terms and conditions of the Lease, or any valid, applicable building code, governmental rule, regulation or law; (ix) except for the referenced management compensation, any overhead or profit increments to any subsidiary or affiliate of Landlord for services on or to the Building, to the extent that the costs of such services exceed competitive costs for such services; (x) the cost of constructing tenant improvements for Tenant or any other tenant of the Building or Project; (xi) Operating Expenses specially charged to and paid by any other tenant of the Building or Project; (xii) the cost of special services, goods or materials provided to any other tenant of the Building or Project; and (xiii) Landlord's general corporate overhead and general and administrative expenses; (xiv) costs arising from the negligence or misconduct of Landlord or other tenants or occupants of the Building or their respective agents, employees, licensees, vendors, contractors, or providers of materials or services; (xv) costs arising from the presence of "Hazardous Materials" on or about the Building or Project, including, without limitation, Hazardous Materials in the ground water or soil, not placed in the Premises, Building or Project by Tenant; (xvi) costs (including in connection therewith all attorneys' fees and costs of settlement judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims litigation or arbitrations pertaining to Landlord and/or the Building and/or the Project and not related to Tenant; (xvii) costs associated with the operation of the business of the partnership or entity which constitutes Landlord as the same are distinguished from the costs of operation of the Building, including partnership accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Tenant may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Landlord's interest in the Building; and (xviii) penalties incurred as a result of Landlord's negligence, inability or unwillingness to make payments of, and/or to file any tax or informational returns with respect to, any Real Property Taxes, when due.

6.4  Determination and Payment of Tax Costs and Operating Expenses.

6.4.1  On or before the last day of each December during the Term of this Lease, Landlord shall furnish to Tenant a written statement showing in reasonable detail Landlord’s projected Direct Costs for the succeeding calendar year. During the ensuing calendar year, Tenant shall pay Tenant’s Proportionate Share of estimated Direct Costs in advance in equal monthly installments pursuant to the same terms as Monthly Installments of Base Rent. If during the course of the calendar year Landlord determines that actual Direct Costs will vary from its estimate by more than five percent (5%), Landlord may deliver to Tenant a written statement showing Landlord’s revised estimate of Direct Costs. On the next payment date for Monthly Installments of Rent following Tenant’s receipt of either such statement, Tenant shall pay to Landlord an additional amount equal to such monthly Rent increase adjustment (as set forth on

6.4.2  Landlord’s statement). Thereafter, the monthly Rent adjustment payments becoming due shall be in the amount set forth in such projected Rent adjustment statement from Landlord. Neither Landlord’s failure to deliver nor late delivery of such statement shall constitute a default by Landlord or a waiver of Landlord’s right to any Rent adjustment provided for herein.

6.4.3  On or before the first day of each April during the Term of this Lease, Landlord shall furnish to Tenant a written statement of reconciliation (the “Reconciliation”) showing in reasonable detail Landlord’s actual Direct Costs for the prior year, together with a full statement of any adjustments necessary to reconcile any sums paid as estimated Rent adjustments during the prior year with those sums actually payable for such prior year. In the event such Reconciliation shows that additional sums are due from Tenant, Tenant shall pay such sums to Landlord within twenty (20) days of receipt of such Reconciliation. In the event such Reconciliation shows that a credit is due Tenant, such credit shall be credited against the sums next becoming due from Tenant, unless this Lease has expired or been terminated pursuant to the terms hereof (and all sums due Landlord have been paid), in which event such sums shall be refunded to Tenant. Neither Landlord’s failure to deliver nor late delivery of such Reconciliation to Tenant by April first shall constitute a default by Landlord or operate as a waiver of Landlord’s right to collect all Rent due hereunder.

6.4.4  So long as Tenant is not in default under the terms of the Lease and provided Notice of Tenant’s request is given to Landlord within thirty (30) days after Tenant’s receipt of the Reconciliation, Tenant may inspect Landlord’s Reconciliation accounting records relating to Direct Costs at Landlord’s corporate office, during normal business hours, for the purpose of verifying the charges contained in such statement. The audit must be completed within sixty (60) days of Landlord’s receipt of Tenant’s Notice, unless such period is extended by Landlord (in Landlord’s reasonable discretion). Before conducting any audit however, Tenant must pay in full the amount of Direct Costs billed. Tenant may only review those records that specifically relate to Direct Costs. Tenant may not review any other leases or Landlord’s tax returns or financial statements. In conducting an audit, Tenant must utilize an independent certified public accountant experienced in auditing records related to commercial property operations and shall not be compensated on a contingent fee basis. The proposed accountant is subject to Landlord’s reasonable prior approval. The audit shall be conducted in accordance with generally accepted rules of auditing practices. Tenant may not conduct an audit more often than once each calendar year. Tenant may audit records relating to a calendar year only one time. No audit shall cover a period of time other than the calendar year from which Landlord’s Reconciliation was generated. Upon receipt thereof, Tenant shall deliver to Landlord a copy of the audit report and all accompanying data. Tenant and Tenant’s auditor shall keep confidential any agreements involving the rights provided in this section and the results of any audit conducted hereunder. As a condition precedent to Tenant’s right to conduct an audit, Tenant’s auditor shall sign a confidentiality agreement in a form reasonably acceptable to Landlord. However, Tenant shall be permitted to furnish information to its attorneys, accountants and auditors to the extent necessary to perform their respective services for Tenant.

6.5  Definition of Rent. All costs and expenses other than Base Rent, that Tenant assumes or agrees or is obligated to pay to Landlord under this Lease shall be deemed additional rent (which, together with the Base Rent, is sometimes referred to as “Rent”).

6.6  Taxes on Tenant’s Use and Occupancy. In addition to the Rent and any other charges to be paid by Tenant hereunder, Tenant shall pay Landlord upon demand for any and all taxes payable by Landlord (other than net income taxes) which are not otherwise reimbursable under this Lease, whether or not now customary or within the contemplation of the parties, where such taxes are upon, measured by or reasonably attributable to (a) the cost or value of Tenant’s equipment, furniture, fixtures and other personal property located in the Premises, or the cost or value of any leasehold improvements made in or to the Premises by or for Tenant; (b) the gross or net Rent payable under this Lease, including, without limitation, any rental or gross receipts tax levied by any taxing authority with respect to the receipt of the Rent hereunder; (c) the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (d) this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises. If it becomes unlawful for Tenant to reimburse Landlord for any costs as required under this Lease, the Base Rent shall be revised to net Landlord the same net Rent after imposition of any tax or other charge upon Landlord as would have been payable to Landlord but for the reimbursement being unlawful.

7.  LATE CHARGES.

If Tenant fails to pay when due any Rent or other amounts or charges which Tenant is obligated to pay under the terms of this Lease, then Tenant shall pay Landlord a late charge equal to ten percent (10%) of each such installment if any such installment is not received by Landlord within five (5) days from the date it is due. Tenant acknowledges that the late payment of any Rent will cause Landlord to lose the use of that money and incur costs and expenses not contemplated under this Lease including, without limitation, administrative costs and processing and accounting expenses, the exact amount of which is extremely difficult to ascertain. Landlord and Tenant agree that this late charge represents a reasonable estimate of such costs and expenses and is fair compensation to Landlord for the loss suffered as a result of such late payment by Tenant. However, the late charge is not intended to cover Landlord’s attorneys’ fees and costs relating to delinquent Rent. Acceptance of any late charge shall not constitute a waiver of Tenant’s default with respect to such late payment by nor prevent Landlord from exercising any other rights or remedies available to Landlord under this Lease. Late charges are deemed additional Rent.

In no event shall this provision for the imposition of a late charge be deemed to grant to Tenant a grace period or an extension of time within which to pay any Rent due hereunder or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant’s failure to pay such Rent when due.

8.  SECURITY DEPOSIT.

Upon execution of this Lease, Tenant agrees to deposit with Landlord a Security Deposit in the amount set forth in Section 2.15. as security for Tenant’s performance of its obligations under this Lease. Landlord and Tenant agree that the Security Deposit may be commingled with funds of Landlord and Landlord shall have no obligation or liability for payment of interest on such deposit. Tenant shall not mortgage, assign, transfer or encumber the Security Deposit without the prior written consent of Landlord and any attempt by Tenant to do so shall be void, without force or effect and shall not be binding upon Landlord.

If Tenant fails to timely pay any Rent or other amount due under this Lease, or fails to perform any of the terms hereof, Landlord may, at its option and without prejudice to any other remedy which Landlord may have, appropriate and apply or use all or any portion of the Security Deposit for Rent payments or any other amount then due and unpaid, for payment of any amount for which Landlord has become obligated as a result of Tenant’s default or breach, and for any loss or damage sustained by Landlord as a result of Tenant’s default or breach. If Landlord so uses any of the Security Deposit, Tenant shall, within ten (10) days after written demand therefor, restore the Security Deposit to the full amount originally deposited. Tenant’s failure to do so shall constitute an act of default hereunder and Landlord shall have the right to exercise any remedy provided for in Section 19. hereof.

If Tenant defaults under this Lease more than two (2) times during any calendar year, irrespective of whether such default is cured, then, without limiting Landlord’s other rights and remedies, Landlord may, in Landlord’s sole discretion, modify the amount of the required Security Deposit. Within ten (10) days after Notice of such modification, Tenant shall submit to Landlord the required additional sums. Tenant’s failure to do so shall constitute an act of default, and Landlord shall have the right to exercise any remedy provided for in Section 19. hereof.

If Tenant complies with all of the terms and conditions of this Lease, and Tenant is not in default on any of its obligations hereunder, then within the time period statutorily prescribed after Tenant vacates the Premises, Landlord shall return to Tenant (or, at Landlord’s option, to the last subtenant or assignee of Tenant’s interest hereunder) the Security Deposit less any expenditures made by Landlord to repair damages to the Premises caused by Tenant and to clean the Premises upon expiration or earlier termination of this Lease.

9.  TENANT’S USE OF THE PREMISES.

The provisions of this Section are for the benefit of the Landlord and are not nor shall they be construed to be for the benefit of any tenant of the Building or Project.

9.1  Use. Tenant shall use the Premises solely for the purposes set forth in Section 2.19. No change in the Use of the Premises shall be permitted, except as provided in this Section 9.

9.1.1  If, at any time during the Term hereof, Tenant desires to change the Use of the Premises, including any change in Use associated with a proposed assignment or sublet of the Premises, Tenant shall provide Notice to Landlord of its request for approval of such proposed change in Use. Tenant shall promptly supply Landlord with such information concerning the proposed change in Use as Landlord may reasonably request. Landlord shall have the right to approve such proposed change in Use, which approval shall not be unreasonably withheld. Landlord’s consent to any change in Use shall not be construed as a consent to any subsequent change in Use.

9.1.2  Tenant shall be permitted access to the Premises, the Building and the parking area 24 hours per day/7 days per week. Before 8:00 a.m. and after 6:00 p.m. Monday through Friday and before 9:00 am and after 1:00 p.m. on Saturday and all day Sunday and recognized holidays (“Non-Business Hours”), Tenant shall access the Building and elevators via electronic card key access.

9.2  Observance of Law. Tenant shall not use or occupy the Premises or permit anything to be done in or about the Premises in violation of any declarations, covenant, condition or restriction, or law, statute, ordinance or governmental rules, regulations or requirements now in force or which may hereafter be enacted or promulgated. Tenant shall, at its sole cost and expense, upon Notice from Landlord, immediately discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of law or of the Certificate of Occupancy. Tenant shall promptly comply, at its sole cost and expense, with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be imposed which shall by reason of Tenant’s Use or occupancy of the Premises, impose any duty upon Tenant or Landlord with respect to Tenant’s Use or occupation. Further, Tenant shall, at Tenant’s sole cost and expense, maintain the Premises in compliance with all such laws, including the Americans With Disabilities Act of 1990, as amended (“ADA”), whether or not the necessity for compliance is triggered by Tenant’s Use, and Tenant shall make, at its sole cost and expense, any changes to the Premises required to accommodate Tenant’s employees with disabilities (any work performed pursuant to this Section shall be subject to the terms of Section 12. hereof). Notwithstanding the foregoing sentence to the contrary, Tenant shall not be responsible for any non-compliance with the ADA that exists on the Possession Date The judgment of any court of competent jurisdiction or the admission by Tenant in any action or proceeding against Tenant, whether Landlord is a party thereto or not, that Tenant has violated any such law, statute, ordinance, or governmental regulation, rule or requirement in the use or occupancy of the Premises, Building or Project shall be conclusive of that fact as between Landlord and Tenant.

9.3  Insurance. Tenant shall not do or permit to be done anything which will contravene, invalidate or increase the cost of any insurance policy covering the Building or Project and/or property located therein, and shall comply with all rules, orders, regulations, requirements and recommendations of Landlord’s insurance carrier(s) or any board of fire insurance underwriters or other similar body now or hereafter constituted, relating to or affecting the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant’s improvements or acts. Tenant shall promptly upon demand reimburse Landlord for any additional premium charged for violation of this Section.

9.4  Nuisance and Waste. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project, or injure or annoy them, or use or allow the Premises to be used for any improper, unlawful or objectionable purpose. Tenant shall not cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises. Tenant shall not install business machines or mechanical equipment which will in any manner cause noise objectionable to or injure other tenants in the Project.

9.5  Load and Equipment Limits. Tenant shall not place a load upon any floor of the Premises which exceeds the load per square foot which such floor was designed to carry as determined by Landlord or Landlord’s structural engineer. The cost of any such determination made by Landlord’s structural engineer in connection with Tenant’s occupancy shall be paid by Tenant upon Landlord’s demand.

9.6  Hazardous Material. Unless Tenant obtains the prior written consent of Landlord, Tenant shall not create, generate, use, bring, allow, emit, dispose, or permit on the Premises, Building or Project any toxic or hazardous gaseous, liquid, or solid material or waste, or any other hazardous material defined or listed in any applicable federal, state or local law, rule, regulation or ordinance. If Landlord grants its consent, Tenant shall comply with all applicable laws with respect to such hazardous material, including all laws affecting the use, storage and disposal thereof. If the presence of any hazardous material brought to the Premises, Building or Project by Tenant or Tenant’s employees, agent or contractors results in contamination, Tenant shall promptly take all actions necessary, at Tenant’s sole cost and expense, to remediate the contamination and restore the Premises, Building or Project to the condition that existed before introduction of such hazardous material. Tenant shall first obtain Landlord’s approval of the proposed remedial action and shall keep Landlord informed during the process of remediation.

Tenant shall indemnify, defend and hold Landlord harmless from any claims, liabilities, costs or expenses incurred or suffered by Landlord arising from such bringing, allowing, using, permitting, generating, creating, emitting, or disposing of toxic or hazardous material whether or not consent to same has been granted by Landlord. Tenant’s duty to defend, hold harmless and indemnify Landlord hereunder shall survive the expiration or termination of this Lease. The consent requirement contained herein shall not apply to ordinary office products that may contain de minimis quantities of hazardous material; however, Tenant’s indemnification obligations are not diminished with respect to the presence of such products. Tenant acknowledges that Tenant has an affirmative duty to immediately notify Landlord of any release or suspected release of hazardous material in the Premises or on or about the Project.

Medical waste and any other waste, the removal of which is regulated, shall be contracted for and disposed of by Tenant, at Tenant’s expense, in accordance with all applicable laws and regulations. No material shall be placed in Project trash boxes, receptacles or Common Areas if the material is of such a nature that it cannot be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the State without being in violation of any law or ordinance.

10.  SERVICES AND UTILITIES.

Landlord agrees to furnish services and utilities to the Premises twenty-four (24) hours per day, seven (7) days per week, three hundred sixty-five (265) days per year (collectively, “Tenant’s Operating Hours”) subject to the current Rules and Regulations of the Building or Project, a copy of which is attached hereto as Exhibit C, and provided that Tenant is not in default hereunder. Services and utilities shall include reasonable quantities of electricity (for the Common Area), up to 800 amps of electricity for Tenant’s lights and plugs for normal use as general office and a 24 hour call/data center, heating, ventilation and air conditioning (HVAC) as required in Landlord’s reasonable judgment for the comfortable use and occupancy of the Premises; lighting replacement for building standard lights (for the Common Area); window washing and janitor services in a manner that such services are customarily furnished to comparable office buildings in the area. Landlord shall supply common area water for drinking, cleaning and restroom purposes only. During Tenant’s Operating Hours, Landlord shall also maintain and keep lighted the common stairs, common entries and restrooms in the Building and shall furnish elevator service and restroom supplies. If Tenant desires HVAC or other customary Building services during Non-Business Hours, Landlord shall use reasonable efforts to furnish such service upon reasonable notice from Tenant, and Tenant shall pay Landlord’s charges therefor on demand. Landlord may provide telecommunications lines and systems as discussed in Section 35. hereof. HVAC units serving the Premises shall be replaced in accordance with Exhibit D attached hereto. Upon and after execution of this Lease by Landlord and Tenant, Landlord and Tenant agree that they will use good-faith and commercially reasonable and diligent efforts to negotiate a mutually agreeable amended Exhibit D to be attached to this Lease, which amended Exhibit D shall (a) provide more detailed specifications and requirements for when HVAC units serving the Premises need to be replaced, and (b) be consistent with the purpose and intent of the original Exhibit D (i.e., the Exhibit D attached to Lease upon Lease execution).

Tenant, at Tenant’s sole cost and expense, shall: (i) obtain and pay for all electricity used to power the lights and electrical outlets located within the Premises as measured by a separate meter to the Premises; (ii) obtain and pay for all replacement bulbs and ballasts in the Premises; and (iii) supply all paper and other products used within the Premises. Upon Tenant’s request, Landlord shall replace bulbs and ballasts in the Premises, and Tenant shall pay Landlord for the cost of such light bulbs and ballasts plus Landlord’s reasonable administrative and labor costs associated with light bulb and ballast replacement.

If permitted by law, Landlord shall have the right, in Landlord’s reasonable discretion, from time to time during the Term and upon thirty (30) days prior written notice to Tenant (except that no notice is necessary in the event of an emergency or electricity shortage or stoppage), to contract for the provision of electricity (or any other utility) with, and to switch from, any company providing such utility so long as the provision of any such services does not materially adversely affect Tenant’s operations. Tenant shall cooperate with Landlord and any such utility provider at all times, and, as reasonably necessary, Tenant shall allow such parties access to the electric (or other utility) lines, feeders, risers, wiring and other machinery located within the Premises.

Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall Rent be abated by reason of (a) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (b) failure to furnish or delay in furnishing any such services where such failure or delay is caused by accident or any condition or event beyond the reasonable control of Landlord, or by the making of necessary repairs or improvements to the Premises, Building or Project, or (c) any change, failure, interruption, disruption or defect in the quantity or character of the electricity (or other utility) supplied to the Premises or Project, or (d) the limitation, curtailment or rationing of, or restrictions on, use of water, electricity, gas or any other form of energy serving the Premises, Building or Project. Landlord shall not be liable under any circumstances for a loss of or injury to property or business, however occurring, through, in connection with or incidental to the failure to furnish any such services.

Notwithstanding anything contained herein to the contrary, if Tenant is granted the right to purchase electricity from a provider other than the company or companies used by Landlord, Tenant shall indemnify, defend, and hold harmless Landlord from and against all losses, claims, demands, expenses and judgments caused by, or directly or indirectly arising from, the acts or omissions of Tenant’s electricity provider (including, but not limited to, expenses and/or fines incurred by Landlord in the event Tenant’s electricity provider fails to provide sufficient power to the Premises, as well as damages resulting from the improper or faulty installation or construction of facilities or equipment in or on the Premises by Tenant or Tenant’s electricity provider).

If Tenant uses heat generating machines or equipment in the Premises that affects the temperature otherwise maintained by the HVAC system, Landlord reserves the right to install supplementary air conditioning units in the Premises and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord upon demand therefor.

11.  REPAIRS AND MAINTENANCE.

11.1  Landlord’s Obligations. Landlord shall make structural repairs except as specified herein and shall maintain in good order, condition and repair the Building and all other portions of the Premises not the obligation of Tenant or of any other tenant in the Building, the cost of which shall be part of Operating Expenses. If applicable, Landlord shall also maintain in good order, condition and repair the ICN, the cost of which is a reimbursable expense unless responsibility therefor is assigned to a particular tenant.

11.2  Tenant’s Obligations.

11.2.1  Tenant shall, at Tenant’s sole expense and except for services furnished by Landlord pursuant to Section 10. hereof, maintain the Premises in good order, condition and repair. For the purposes of this Section 11.2.1., the term Premises shall be deemed to include all items and equipment installed by or for the benefit of or at the expense of Tenant, including without limitation the interior surfaces of the ceilings, walls and floors; all doors; all interior and exterior windows; dedicated heating, ventilating and air conditioning equipment; all plumbing, pipes and fixtures; electrical switches and fixtures; internal wiring as it connects to the ICN, if applicable.

11.2.2  Tenant shall be responsible for all repairs and alterations in and to the Premises, Building and Project and the facilities and systems thereof to the satisfaction of Landlord, the need for which arises out of (a) Tenant’s use or occupancy of the Premises, (b) the installation, removal, use or operation of Tenant’s Property (as defined in Section 13.) in the Premises, (c) the moving of Tenant’s Property into or out of the Building, or (d) the act, omission, misuse or negligence of Tenant, its agents, contractors, employees or invitees.

11.2.3  If Tenant fails to maintain the Premises in good order, condition and repair, Landlord shall give Notice to Tenant to do such acts as are reasonably required to so maintain the Premises. If Tenant fails to promptly commence such work and diligently prosecute it to completion, then Landlord shall have the right to do such acts and expend such funds at the expense of Tenant as are reasonably required to perform such work.

11.3  Compliance with Law. Landlord and Tenant shall each do all acts necessary to comply with all applicable laws, statutes, ordinances, and rules of any public authority relating to their respective maintenance obligations as set forth herein. The provisions of Section 9.2. are deemed restated here.

11.4  Notice of Defect. If it is Landlord’s obligation to repair, Tenant shall give Landlord prompt Notice, regardless of the nature or cause, of any damage to or defective condition in any part or appurtenance of the Building’s mechanical, electrical, plumbing, HVAC or other systems serving, located in, or passing through the Premises.

11.5  Landlord’s Liability. Except as otherwise expressly provided in this Lease, Landlord shall have no liability to Tenant nor shall Tenant’s obligations under this Lease be reduced or abated in any manner by reason of any inconvenience, annoyance, interruption or injury to business arising from Landlord’s making any repairs or changes which Landlord is required or permitted by this Lease or by any other tenant’s lease or required by law to make in or to any portion of the Project, Building or Premises. Landlord shall nevertheless use reasonable efforts to minimize any interference with Tenant’s conduct of its business in the Premises and, except in the event of an emergency, shall give Tenant at least ten (10) days prior written notice of the expected date of commencement of any such repairs or changes.

12.  CONSTRUCTION, ALTERATIONS AND ADDITIONS.

12.1  Landlord’s Construction Obligations. Landlord shall perform Landlord’s Work to the Premises as described in Exhibit “B.”

12.2  Tenant’s Construction Obligations. Intentionally deleted.

12.3  Tenant’s Alterations and Additions. Tenant shall not make any other additions, alterations or improvements to the Premises without obtaining the prior written consent of Landlord. Landlord’s consent may be conditioned, without limitation, on Tenant removing any such additions, alterations or improvements upon the expiration of the Term and restoring the Premises to the same condition as on the date Tenant took possession. Any and all additions, alterations or improvements performed by or on behalf of Tenant shall comply with all applicable laws, ordinances, codes and rules of any public authority (including, but not limited to the ADA) (collectively, “Legal Requirements”)and shall be done in a good and professional manner by properly qualified and licensed personnel approved by Landlord. All work shall be diligently prosecuted to completion. Upon completion, Tenant shall furnish Landlord “as-built” plans. Prior to commencing any such work, Tenant shall furnish Landlord with plans and specifications; names and addresses of contractors; copies of all contracts; copies of all necessary permits; evidence of contractor’s and subcontractor’s insurance coverage for Builder’s Risk at least as broad as Insurance Services Office (ISO) special causes of loss form CP 10 30, Commercial General Liability at least as broad as ISO CG 00 01, workers’ compensation, employer’s liability and auto liability, all in amounts reasonably satisfactory to Landlord; and indemnification in a form reasonably satisfactory to Landlord. The work shall be performed in a manner that will not interfere with the quiet enjoyment of the other tenants in the Building in which the Premises is located.

Landlord may require, in Landlord’s sole discretion and at Tenant’s sole cost and expense, that Tenant provide Landlord with a lien and completion bond in an amount equal to at least one and one half (1 1/2) times the total estimated cost of any additions, alterations or improvements to be made in or to the Premises. Nothing contained in this Section 12.3 shall relieve Tenant of its obligation under Section 12.4. to keep the Premises, Building and Project free of all liens.

12.4  Payment. Tenant shall pay the costs of any work done on the Premises pursuant to Sections 12.2. and 12.3 and shall keep the Premises, Building and Project free and clear of liens of any kind. Tenant hereby indemnifies, and agrees to defend against and keep Landlord free and harmless from all liability, loss, damage, costs, reasonable attorneys’ fees and any other expense incurred on account of claims by any person performing work or furnishing materials or supplies for Tenant or any person claiming under Tenant.

Tenant shall give Notice to Landlord at least ten (10) business days prior to the expected date of commencement of any work relating to alterations, additions or improvements to the Premises. Landlord retains the right to enter the Premises and post such notices as Landlord deems proper at any reasonable time.

12.5  Property of Landlord. Except as otherwise set forth herein, all additions, alterations and improvements made to the Premises shall become the property of Landlord and shall be surrendered with the Premises upon the expiration of the Term unless their removal is required by Landlord as provided in Section 12.3., provided, however, Tenant’s equipment, machinery and trade fixtures shall remain the Property of Tenant and shall be removed.

13.  LEASEHOLD IMPROVEMENTS; TENANT’S PROPERTY.

    13.1 Leasehold Improvements. All fixtures, equipment (including air-conditioning or heating systems), improvements and appurtenances attached to or built into the Premises at the commencement or during the Term of the Lease (“Leasehold Improvements”), whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be the property of Landlord and shall not be removed by Tenant, except as expressly provided in Section 13.2., unless Landlord, by Notice to Tenant not later than thirty (30) days prior to the expiration of the Term, elects to have Tenant remove any Leasehold Improvements installed by Tenant. In such case, Tenant, at Tenant’s sole cost and expense and prior to the expiration of the Term, shall remove the Leasehold Improvements and repair any damage caused by such removal.

13.2  Tenant’s Property. All signs, notices, displays, movable partitions, business and trade fixtures, machinery and equipment (including, without limitation, equipment purchased by Tenant with Tenant’s personal funds (i.e., excluding items purchased with any allowance or other funds provided to Tenant by Landlord), such as the back-up generators, uninterrupted power supply system and emergency standby battery system, but excluding air-conditioning or heating systems, whether installed by Tenant or not), personal telecommunications equipment and office equipment located in the Premises and acquired by or for the account of Tenant, without expense to Landlord, which can be removed without structural damage to the Building, and all furniture, furnishings and other articles of movable personal property owned by Tenant and located in the Premises (collectively, “Tenant’s Property”) shall be and shall remain the property of Tenant and may be removed by Tenant at any time during the Term so long as Tenant is not in default of its obligations under this Lease; provided that if any of Tenant’s Property is removed, Tenant shall promptly repair any damage to the Premises or to the Building resulting from such removal, including without limitation repairing the flooring and patching and painting the walls where required by Landlord to Landlord’s reasonable satisfaction, all at Tenant’s sole cost and expense.

14.  INDEMNIFICATION.

14.1  Tenant Indemnification. Tenant shall indemnify and hold Landlord harmless from and against any and all liability and claims of any kind for loss or damage to any person or property arising out of: (a) Tenant’s use and occupancy of the Premises, or the Building or Project, or any work, activity or thing done, allowed or suffered by Tenant in, on or about the Premises, the Building or the Project; (b) any breach or default by Tenant of any of Tenant’s obligations under this Lease; or (c) any negligent or otherwise tortious act or omission of Tenant, its agents, employees, subtenants, licensees, customers, guests, invitees or contractors (including agents or contractors who perform work outside of the Premises for Tenant). At Landlord’s request, Tenant shall, at Tenant’s expense, and by counsel satisfactory to Landlord, defend Landlord in any action or proceeding arising from any such claim. Tenant shall indemnify Landlord against all costs, reasonable attorneys’ fees, expert witness fees and any other expenses or liabilities incurred in such action or proceeding. As a material part of the consideration for Landlord’s execution of this Lease, Tenant hereby assumes all risk of damage or injury to any person or property in, on or about the Premises from any cause and Tenant hereby waives all claims in respect thereof against Landlord, except in connection with damage or injury resulting solely from the negligence or willful misconduct of Landlord or its authorized agents.

14.2  Landlord Not Liable. Landlord shall not be liable for injury or damage which may be sustained by the person or property of Tenant, its employees, invitees or customers, or any other person in or about the Premises, caused by or resulting from fire, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning, lighting fixtures or mechanical or electrical systems, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building or Project or from other sources, unless the condition was the sole result of Landlord’s gross negligence or willful misconduct. Landlord shall not be liable for any damages arising from any act or omission of any other tenant of the Building or Project or for the acts of persons in, on or about the Premises, Building or the Project who are not the authorized agents of Landlord or for losses due to theft, vandalism or like causes.

Tenant acknowledges that Landlord’s election to provide mechanical surveillance or to post security personnel in the Building or on the Project is solely within Landlord’s discretion. Landlord shall have no liability in connection with the decision whether or not to provide such services, and, to the extent permitted by law, Tenant hereby waives all claims based thereon.

15.  TENANT’S INSURANCE.

15.1  Insurance Requirement. Tenant shall procure and maintain insurance coverage in accordance with the terms hereof, either as specific policies or within blanket policies. Coverage shall begin on the date Tenant is given access to the Premises for any purpose and shall continue until expiration of the Term, except as otherwise set forth in the Lease. The cost of such insurance shall be borne by Tenant.

Insurance shall be with insurers licensed to do business in the State, and acceptable to Landlord. The insurers must have a current A.M. Best’s rating of not less than A:XII, or equivalent (as reasonably determined by Landlord) if the Best’s rating system is discontinued.

Tenant shall furnish Landlord with original certificates and amendatory endorsements effecting coverage required by this Section 15. before the date Tenant is first given access to the Premises. All certificates and endorsements are to be received and approved by Landlord before any work commences. Landlord reserves the right to inspect and/or copy any insurance policy required to be maintained by Tenant hereunder, or to require complete, certified copies of all required insurance policies, including endorsements effecting the coverage required herein at any time. Tenant shall comply with such requirement within thirty (30) days of demand therefor by Landlord. Tenant shall furnish Landlord with renewal certificates and amendments or a “binder” of any such policy at least twenty (20) days prior to the expiration thereof. Each insurance policy required herein shall be endorsed to state that coverage shall not be canceled, except after thirty (30) days prior written notice to Landlord and Landlord’s lender (if such lender’s address is provided).

The Commercial General Liability policy, as hereinafter required, shall contain, or be endorsed to contain, the following provisions: (a) Landlord and any parties designated by Landlord shall be covered as additional insureds as their respective interests may appear; and (b) Tenant’s insurance coverage shall be primary insurance as to any insurance carried by the parties designated as additional insureds. Any insurance or self-insurance maintained by Landlord shall be excess of Tenant’s insurance and shall not contribute with it.

15.2  Minimum Scope of Coverage. Coverage shall be at least as broad as set forth herein. However, if, because of Tenant’s Use or occupancy of the Premises, Landlord determines, in Landlord’s reasonable judgment, that additional insurance coverage or different types of insurance are necessary, then Tenant shall obtain such insurance at Tenant’s expense in accordance with the terms of this Section 15.

15.2.1  Commercial General Liability (ISO occurrence form CG 00 01) which shall cover liability arising from Tenant’s Use and occupancy of the Premises, its operations therefrom, Tenant’s independent contractors, products-completed operations, personal injury and advertising injury, and liability assumed under an insured contract.

15.2.2  Workers’ Compensation insurance as required by law, and Employers Liability insurance.

15.2.3  Commercial Property Insurance (ISO special causes of loss form CP 10 30) against all risk of direct physical loss or damage (including flood, if applicable), earthquake excepted, for: (a) all leasehold improvements (including any alterations, additions or improvements made by Tenant pursuant to the provisions of Section 12. hereof) in, on or about the Premises; and (b) trade fixtures, merchandise and Tenant’s Property from time to time in, on or about the Premises. The proceeds of such property insurance shall be used for the repair or replacement of the property so insured. Upon termination of this Lease following a casualty as set forth herein, the proceeds under (a) shall be paid to Landlord, and the proceeds under (b) above shall be paid to Tenant.

15.2.4  Business Auto Liability.

15.2.5  Business Interruption and Extra Expense Insurance.

15.3  Minimum Limits of Insurance. Tenant shall maintain limits not less than:

15.3.1  Commercial General Liability: $1,000,000 per occurrence. If the insurance contains a general aggregate limit, either the general aggregate limit shall apply separately to this location or the general aggregate limit shall be at least twice the required occurrence limit.

15.3.2  Employer’s Liability: $1,000,000 per accident for bodily injury or disease.

15.3.3  Commercial Property Insurance: 100% replacement cost with no coinsurance penalty provision.

15.3.4  Business Auto Liability: $1,000,000 per accident.

15.3.5  Business Interruption and Extra Expense Insurance: In a reasonable amount and comparable to amounts carried by comparable tenants in comparable projects.

15.4  Deductible and Self-Insured Retention. Any deductible or self-insured retention in excess of $5,000 per occurrence must be declared to and approved by Landlord. At the option of Landlord, either the insurer shall reduce or eliminate such deductible or self-insured retention or Tenant shall provide separate insurance conforming to this requirement.

15.5  Increases in Insurance Policy Limits. If the coverage limits set forth in this Section 15. are deemed inadequate by Landlord or Landlord’s lender, then Tenant shall increase the coverage limits to the amounts reasonably recommended by either Landlord or Landlord’s lender.

15.6  Waiver of Subrogation. Landlord and Tenant each hereby waive all rights of recovery against the other and against the officers, employees, agents and representatives, contractors and invitees of the other, on account of loss by or damage to the waiving party or its property or the property of others under its control, to the extent that such loss or damage is insured against under any insurance policy which may have been in force at the time of such loss or damage.

15.7  Landlord’s Right to Obtain Insurance for Tenant. If Tenant fails to obtain the insurance coverage or fails to provide certificates and endorsements as required by this Lease, Landlord may, at its option, obtain such insurance for Tenant. Tenant shall pay, as Additional Rent, the reasonable cost thereof together with a ten percent (10%) service charge.

16.  DAMAGE OR DESTRUCTION.

16.1  Damage. If, during the Term of this Lease, the Premises or the portion of the Building necessary for Tenant’s occupancy is damaged by fire or other casualty covered by fire and extended coverage insurance carried by Landlord, Landlord shall promptly repair the damage provided (a) such repairs can, in Landlord’s opinion, be completed, under applicable laws and regulations, within two hundred seventy (270) days of the date a permit for such construction is issued by the governing authority, (b) insurance proceeds are available to pay eighty percent (80%) or more of the cost of restoration, and (c) Tenant performs its obligations pursuant to Section 16.4. hereof. In such event, this Lease shall continue in full force and effect, except that if such damage is not the result of the negligence or willful misconduct of Tenant, its agents or employees, Tenant shall be entitled to a proportionate reduction of Rent to the extent Tenant’s use of the Premises is impaired commencing with the date of damage and continuing until completion of the repairs required of Landlord under Section 16.4. If the damage is due to the fault or neglect of Tenant, its agents or employees and loss of rental income insurance is denied as a result, there shall be no abatement of Rent.

Notwithstanding anything contained in the Lease to the contrary, in the event of partial or total damage or destruction of the Premises during the last twelve (12) months of the Term, either party shall have the option to terminate this Lease upon thirty (30) days prior Notice to the other party provided such Notice is served within thirty (30) days after the damage or destruction. For purposes of this Section 16.1., “partial damage or destruction” shall mean the damage or destruction of at least thirty-three and one-third percent (33 and 1/3%) of the Premises, as determined by Landlord in Landlord’s reasonable discretion.

16.2  Repair of Premises in Excess of Two Hundred Seventy Days. If in Landlord’s opinion, such repairs to the Premises or portion of the Building necessary for Tenant’s occupancy cannot be completed under applicable laws and regulations within two hundred seventy (270) days of the date a permit for such construction is issued by the governing authority, Landlord may elect, upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 1. If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

16.3  Repair Outside Premises. If any other portion of the Building or Project is totally destroyed or damaged to the extent that in Landlord’s reasonable opinion repair thereof cannot be completed under applicable laws and regulations within two hundred seventy (270) days of the date a permit for such construction is issued by the governing authority, Landlord may elect upon Notice to Tenant given within thirty (30) days after the date of such fire or other casualty, to repair such damage, in which event this Lease shall continue in full force and effect, but Rent shall be partially abated as provided in this Section 16. If Landlord does not elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

16.4  Tenant Repair. If the Premises are to be repaired under this Section 16., Landlord shall repair at its cost any injury or damage to the Building. Notwithstanding anything contained herein to the contrary, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of any other Leasehold Improvements and Tenant’s Property (as well as reconstructing and reconnecting Tenant’s internal telecommunications wiring and related equipment). Landlord shall not be liable for any loss of business, inconvenience or annoyance arising from any repair or restoration of any portion of the Premises, Building or Project as a result of any damage from fire or other casualty.

16.5  Election to Perform Landlord’s Work. Notwithstanding anything to the contrary contained herein, Landlord shall provide Notice to Tenant of its intent to repair or replace the Premises (if Landlord elects to perform such work), and, within ten (10) business days of its receipt of such Notice, Tenant shall provide Notice to Landlord of its intent to reoccupy the Premises. Should Tenant fail to provide such Notice to Landlord, then such failure shall be deemed an election by Tenant to re-occupy the Premises and Landlord may elect to perform the repair or replacement of the Premises. Such election shall not result in a termination of this Lease and all obligations of Tenant hereunder shall remain in full force and effect, including the obligation to pay Rent.

16.6  Express Agreement. This Lease shall be considered an express agreement governing any case of damage to or destruction of the Premises, Building or Project by fire or other casualty, and any present or future law which purports to govern the rights of Landlord and Tenant in such circumstances in the absence of an express agreement shall have no application.

17.  EMINENT DOMAIN.

17.1  Whole Taking. If the whole of the Building or Premises is lawfully taken by condemnation or in any other manner for any public or quasi public purpose, this Lease shall terminate as of the date of such taking, and Rent shall be prorated to such date.

17.2  Partial Taking. If less than the whole of the Building or Premises is so taken, this Lease shall be unaffected by such taking, provided that (a) Tenant shall have the right to terminate this Lease by Notice to Landlord given within ninety (90) days after the date of such taking if twenty percent (20%) or more of the Premises is taken and the remaining area of the Premises is not reasonably sufficient for Tenant to continue operation of its business, and (b) Landlord shall have the right to terminate this Lease by Notice to Tenant given within ninety (90) days after the date of such taking. If either Landlord or Tenant so elects to terminate this Lease, the Lease shall terminate on the thirtieth (30th) calendar day after either such Notice. Rent shall be prorated to the date of termination. If this Lease continues in force upon such partial taking, Base Rent and Tenant’s Proportionate Share shall be equitably adjusted.

17.3  Proceeds. In the event of any taking, partial or whole, all of the proceeds of any award, judgment or settlement payable by the condemning authority shall be the exclusive property of Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any award, judgment or settlement from the condemning authority; however, Tenant shall have the right, to the extent that Landlord’s award is not reduced or prejudiced, to claim from the condemning authority (but not from Landlord) such compensation as may be recoverable by Tenant in its own right for relocation expenses and damage to Tenant’s Property and damage to Leasehold Improvements installed at the sole expense of Tenant.

17.4  Landlord’s Restoration. In the event of a partial taking of the Premises which does not result in a termination of this Lease, Landlord shall restore the remaining portion of the Premises as nearly as practicable to its condition prior to the condemnation or taking; provided however, Landlord shall not be obligated to perform work other than Landlord’s Work performed previously pursuant to Section 12.1. hereof. Tenant shall be responsible at its sole cost and expense for the repair, restoration and replacement of Tenant’s Property and any other Leasehold Improvements.

18.  ASSIGNMENT AND SUBLETTING.

No assignment of this Lease or sublease of all or any part of the Premises shall be permitted, except as provided in this Section 18.

18.1  No Assignment or Subletting. Tenant shall not, without the prior written consent of Landlord, assign or hypothecate this Lease or any interest herein or sublet the Premises or any part thereof, or permit the use of the Premises or any part thereof by any party other than Tenant. Any of the foregoing acts without such consent shall be voidable and shall, at the option of Landlord, constitute a default hereunder. This Lease shall not, nor shall any interest of Tenant herein, be assignable by operation of law without the prior written consent of Landlord.

18.1.1  For purposes of this Section 18., the following shall be deemed an assignment:
                        18.1.1.1  If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary, or by operation of law, and whether occurring at one time or over a period of time) of any partner(s) owning twenty-five (25%) or more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership;

                        18.1.1.2  If Tenant is a corporation, any dissolution, merger, consolidation, or other reorganization of Tenant, any sale or transfer (or cumulative sales or transfers) of the capital stock of Tenant in excess of twenty-five percent (25%), or any sale (or cumulative sales) or transfer of fifty-one (51%) or more of the value of the assets of Tenant provided, however, the foregoing shall not apply to corporations the capital stock of which is publicly traded.

Notwithstanding anything in this Article XVIII to the contrary, Tenant shall have the right, upon at least thirty (30) days prior written notice to Landlord, without first obtaining Landlord’s consent, to assign this Lease or sublease all or any portion of the Premises (a) to an entity controlling, controlled by, or under common control with Tenant, or (b) to the surviving entity if Tenant merges or consolidates (provided that the surviving entity has a net worth as least equal to the greater of (i) the net worth of Tenant upon the date of this Lease or (ii) the net worth of Tenant prior to such merger or consolidation) (“each, an Affiliate”); provided, however, that Tenant shall (a) deliver to Landlord a copy of the executed assignment or sublease document, as the case may be, together with a written assumption from the transferee of all of the obligations of Tenant under the Lease, and (b) Tenant shall not be released from any obligations hereunder and shall continue to remain fully liable therefor. The term "control", as used in this paragraph, shall mean the power to direct or cause the direction of the management and policies of the controlled entity through the ownership of more than fifty percent (50%) of the voting securities in such controlled entity. Notwithstanding anything contained in this Article XVIII to the contrary, Tenant agrees not to enter into any lease, sublease, license, concession or other agreement for use, occupancy or utilization of the Premises which provides for rental or other payment based in whole or in part on the net income or profits derived by any person from the Premises (other than an amount based on a fixed percentage(s) of receipts or sales), and that any such purported lease, sublease, license, concession or other agreement shall be absolutely void and ineffective.

18.2  Landlord’s Consent. If, at any time or from time to time during the Term hereof, Tenant desires to assign this Lease or sublet all or any part of the Premises, and if Tenant is not then in default under the terms of the Lease, Tenant shall submit to Landlord a written request for approval setting forth the terms and provisions of the proposed assignment or sublease, the identity of the proposed assignee or subtenant, and a copy of the proposed form of assignment or sublease. Tenant’s request for consent shall be submitted to Landlord at least thirty (30) days prior to the intended date of such transfer. Tenant shall promptly supply Landlord with such information concerning the business background and financial condition of such proposed assignee or subtenant as Landlord may reasonably request. Landlord shall have the right to approve such proposed assignee or subtenant, which approval shall not be unreasonably withheld, conditioned or delayed. In no event however, shall Landlord be required to consent to any assignment or sublease (a) to an existing tenant in the Project or (b) that may violate any restrictions contained in any mortgage, lease or agreement affecting the Project. Landlord’s consent to any assignment shall not be construed as a consent to any subsequent assignment, subletting, transfer of partnership interest or stock, occupancy or use.

18.2.1  Landlord’s approval shall be conditioned, among other things, on Landlord’s receiving adequate assurances of future performance under this Lease and any sublease or assignment. In determining the adequacy of such assurances, Landlord may base its decision on such factors as it deems appropriate, including but not limited to:
                        18.2.1.1  that the source of rent and other consideration due under this Lease, and, in the case of assignment, that the financial condition and operating performance and business experience of the proposed assignee and its guarantors, if any, shall be equal to or greater than the financial condition and operating performance and experience of Tenant and its guarantors, if any, as of the time Tenant became the lessee under this Lease;

                        18.2.1.2  that any assumption or assignment of this Lease will not result in increased cost or expense, wear and tear, greater traffic or demand for services and utilities provided by Landlord pursuant to Section 10. hereof and will not disturb or be detrimental to other tenants of Landlord;
                18.2.1.3  whether the proposed assignee’s use of the Premises will include the use of Hazardous Material, or will in any way increase any risk to Landlord relating to Hazardous Material; and
                        18.2.1.4  that assumption or assignment of such lease will not disrupt any tenant mix or balance in the project.
                18.2.2  The assignment or sublease shall be on the same terms and conditions set forth in the written request for approval given to Landlord, or, if different, upon terms and conditions consented to by Landlord;

18.2.3  No assignment or sublease shall be valid and no assignee or sublessee shall take possession of the Premises or any part thereof until an executed counterpart of such assignment or sublease has been delivered to Landlord;

18.2.4  No assignee or sublessee shall have a further right to assign or sublet except on the terms herein contained;

18.2.5  Any sums or other economic considerations received by Tenant as a result of such assignment or subletting, however denominated under the assignment or sublease, which exceed, in the aggregate (a) the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to any portion of the Premises subleased), plus (b) any real estate brokerage commissions or fees payable to third parties and actual, out-of-pocket and documented market-rate marketing costs, improvement allowances and other lease concessions in connection with such assignment or subletting, shall be shared equally by Tenant and Landlord as Additional Rent under this Lease without effecting or reducing any other obligations of Tenant hereunder.

If Landlord consents to the proposed transfer, Tenant shall deliver to Landlord three (3) fully executed original documents (in the form previously approved by Landlord) and Landlord shall attach its consent thereto. Landlord shall retain one (1) fully executed original document. No transfer of Tenant’s interest in this Lease shall be deemed effective until the terms and conditions of this Section 18. have been fulfilled.

18.3  Tenant Remains Responsible. No subletting or assignment shall release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. The acceptance of Rent by Landlord from any other person shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by an assignee or subtenant of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee, subtenant or successor. Landlord may consent to subsequent assignments or sublets of the Lease or amendments or modifications to the Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and any such actions shall not relieve Tenant of liability under this Lease.

18.4  Conversion to a Limited Liability Entity. Notwithstanding anything contained herein to the contrary, if Tenant is a limited or general partnership (or is comprised of two (2) or more persons, individually or as co-partners, or entities), the change or conversion of Tenant to (a) a limited liability company, (b) a limited liability partnership, or (c) any other entity which possesses the characteristics of limited liability (any such limited liability entity is collectively referred to herein as a “Successor Entity”) shall be prohibited unless the prior written consent of Landlord is obtained, which consent may be withheld in Landlord’s sole discretion.

18.4.1  Notwithstanding the preceding paragraph, Landlord agrees not to unreasonably withhold or delay such consent provided that:

18.4.1.1  The Successor Entity succeeds to all or substantially all of Tenant’s business and assets;

18.4.1.2  The Successor Entity shall have a tangible net worth (“Tangible Net Worth”), determined in accordance with generally accepted accounting principles, consistently applied, of not less than the greater of the Tangible Net Worth of Tenant on (a) the date of execution of the Lease, or (b) the day immediately preceding the proposed effective date of such conversion; and

18.4.1.3  Tenant is not in default of any of the terms, covenants, or conditions of this Lease on the propose effective date of such conversion.

18.5  Payment of Fees. If Tenant assigns the Lease or sublets the Premises or requests the consent of Landlord to any assignment, subletting or conversion to a limited liability entity, then Tenant shall, upon demand, pay Landlord, whether or not consent is ultimately given, an administrative fee of Three Hundred and 00/100 Dollars ($300.00) plus costs and other reasonable expenses incurred by Landlord in connection with each such act or request.

19.  DEFAULT.

19.1  Tenant’s Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

19.1.1  If Tenant abandons or vacates the Premises for ten (10) or more consecutive business days.

19.1.2  If Tenant fails to pay any Rent or additional Rent or any other charges required to be paid by Tenant under this Lease and such failure continues for five (5) days after receipt of Notice thereof from Landlord to Tenant.

19.1.3  If Tenant fails to promptly and fully perform any other covenant, condition or agreement contained in this Lease and such failure continues for thirty (30) days after Notice thereof from Landlord to Tenant, or, if such default cannot reasonably be cured within thirty (30) days, if Tenant fails to commence to cure within that thirty (30) day period and diligently prosecute to completion.

19.1.4  Intentionally Deleted.

19.1.5  Tenant’s failure to provide any document, instrument or assurance as required by Sections 12., 15., 18. and/or 35. if the failure continues for three (3) days after receipt of Notice from Landlord to Tenant.

19.1.6  To the extent provided by law:

19.1.6.1  If a writ of attachment or execution is levied on this Lease or on substantially all of Tenant’s Property; or

19.1.6.2  If Tenant or Tenant’s Guarantor makes a general assignment for the benefit of creditors; or

19.1.6.3  If Tenant files a voluntary petition for relief or if a petition against Tenant in a proceeding under the federal bankruptcy laws or other insolvency laws is filed and not withdrawn or dismissed within sixty (60) days thereafter, or if under the provisions of any law providing for reorganization or winding up of corporations, any court of competent jurisdiction assumes jurisdiction, custody or control of Tenant or any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days; or

19.1.6.4  If in any proceeding or action in which Tenant is a party, a trustee, receiver, agent or custodian is appointed to take charge of the Premises or Tenant’s Property (or has the authority to do so); or

19.1.6.5  If Tenant is a partnership or consists of more than one (1) person or entity, if any partner of the partnership or other person or entity is involved in any of the acts or events described in Sections 19.1.6.1. through 19.1.6.4 above.

19.2  Landlord Remedies. In the event of Tenant’s default hereunder, then, in addition to any other rights or remedies Landlord may have under any law or at equity, Landlord shall have the right to collect interest on all past due sums (at the maximum rate permitted by law to be charged by an individual), and, at Landlord’s option and without further notice or demand of any kind, to do the following:

19.2.1  Terminate this Lease and Tenant’s right to possession of the Premises and reenter the Premises and take possession thereof, and Tenant shall have no further claim to the Premises or under this Lease; or

19.2.2  Continue this Lease in effect, reenter and occupy the Premises for the account of Tenant, and collect any unpaid Rent or other charges which have or thereafter become due and payable; or

19.2.3  Reenter the Premises under the provisions of Section 19.2.2., and thereafter elect to terminate this Lease and Tenant’s right to possession of the Premises.

If Landlord reenters the Premises under the provisions of Sections 19.2.2. or 19.2.3. above, Landlord shall not be deemed to have terminated this Lease or the obligation of Tenant to pay any Rent or other charges thereafter accruing unless Landlord notifies Tenant in writing of Landlord’s election to terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord’s initiative to protect Landlord’s interest under this Lease shall not constitute a termination of Tenant’s obligations under the Lease. In the event of any reentry or retaking of possession by Landlord, Landlord shall have the right, but not the obligation, to remove all or any part of Tenant’s Property in the Premises and to place such property in storage at a public warehouse at the expense and risk of Tenant. If Landlord elects to relet the Premises for the account of Tenant, the rent received by Landlord from such reletting shall be applied as follows: first, to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such reletting; third, to the payment of the cost of any alterations or repairs to the Premises; fourth to the payment of Rent due and unpaid hereunder; and the balance, if any, shall be held by Landlord and applied in payment of future Rent as it becomes due. If that portion of Rent received from the reletting which is applied against the Rent due hereunder is less than the amount of the Rent due, Tenant shall pay the deficiency to Landlord promptly upon demand by Landlord. Such deficiency shall be calculated and paid monthly. Tenant shall also pay to Landlord, as soon as determined, any costs and expenses incurred by Landlord in connection with such reletting or in making alterations and repairs to the Premises which are not covered by the rent received from the reletting.

19.3  Damages Recoverable. Should Landlord elect to terminate this Lease under the provisions of Section 19.2., Landlord may recover as damages from Tenant the following:

19.3.1  Past Rent and Expenses. The worth at the time of the award of any unpaid Rent that had been earned at the time of termination including the value of any Rent that was abated during the Term of the Lease (except Rent that was abated as a result of damage or destruction or condemnation) and the unamortized costs incurred in connection with this Lease, including brokerage commissions and tenant improvements costs and expenses, amortized over the initial Term of the Lease, including the Tenant Improvement Loan, which shall become immediately due and payable; plus

19.3.2  Rent Prior to Award. The worth at the time of the award of the amount by which the unpaid Rent that would have been earned between the time of the termination and the time of the award exceeds the amount of unpaid Rent that Tenant proves could reasonably have been avoided; plus

19.3.3  Rent After Award. The worth at the time of the award of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the unpaid Rent that Tenant proves could be reasonably avoided; plus

19.3.4  Proximately Caused Damages. Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to, any costs or expenses (including attorneys’ fees), incurred by Landlord in (a) retaking possession of the Premises, (b) maintaining the Premises after Tenant’s default, (c) preparing the Premises for reletting to a new tenant, including any repairs or alterations, and (d) reletting the Premises, including brokers’ commissions.

“The worth at the time of the award” as used in Sections 19.3.1. and 19.3.2. above, is to be computed by allowing interest at the maximum rate permitted by law to be charged by an individual. “The worth at the time of the award” as used in Section 19.3.3. above, is to be computed by discounting the amount at the discount rate of the Federal Reserve Bank situated nearest to the Premises at the time of the award plus one percent (1%).

19.4  Landlord’s Right to Cure Tenant’s Default. If Tenant defaults in the performance of any of its obligations under this Lease and Tenant has not timely cured the default after Notice, Landlord may (but shall not be obligated to), without waiving such default, perform the same for the account and at the expense of Tenant. Tenant shall pay Landlord all costs of such performance immediately upon written demand therefor, and if paid at a later date these costs shall bear interest at the maximum rate permitted by law to be charged by an individual.

19.5  Landlord’s Default. It is expressly understood and agreed that if Tenant obtains a money judgment against Landlord resulting from any default or other claim arising under this Lease, that judgment shall be satisfied only out Landlord’s right, title and interest in the Premises and the Building and the rents, issues, profits, and other income actually received on account thereof, and no other real, personal or mixed property of Landlord (or of any of the partners which comprise Landlord, if any), wherever situated, shall be subject to levy to satisfy such judgment.

19.6  Mortgagee Protection. Tenant agrees to send by certified or registered mail to any first mortgagee or first deed of trust beneficiary of Landlord whose address has been furnished to Tenant, a copy of any notice of default served by Tenant on Landlord. If Landlord fails to cure such default within the time provided for in this Lease, then such mortgagee or beneficiary shall have such additional time to cure the default as is reasonably necessary under the circumstances.

20.  WAIVER.

No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant shall impair such right or remedy or be construed as a waiver of such default. The receipt and acceptance by Landlord of delinquent Rent shall not constitute a waiver of any other default: it shall constitute only a waiver of timely payment for the particular Rent payment involved (excluding the collection of a late charge or interest).

No act or conduct of Landlord, including, without limitation, the acceptance of keys to the Premises, shall constitute an acceptance of the surrender of the Premises by Tenant before the expiration of the Term. Only written acknowledgement from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of this Lease.

Landlord’s consent to or approval of any act by Tenant requiring Landlord’s consent or approval shall not be deemed to waive or render unnecessary Landlord’s consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of this Lease.

21.  SUBORDINATION AND ATTORNMENT.

This Lease is and shall be subject and subordinate to all ground or underlying leases (including renewals, extensions, modifications, consolidations and replacements thereof) which now exist or may hereafter be executed affecting the Building or the land upon which the Building is situated, or both, and to the lien of any mortgages or deeds of trust in any amount or amounts whatsoever (including renewals, extensions, modifications, consolidations and replacements thereof) now or hereafter placed on or against the Building or on or against Landlord’s interest or estate therein, or on or against any ground or underlying lease, without the necessity of the execution and delivery of any further instruments on the part of Tenant to effectuate such subordination. Landlord shall use commercially reasonable efforts to obtain a commercially reasonable non-disturbance agreement for the benefit of Tenant from the holder of any ground or underlying lese and mortgage or deed of trust senior to this Lease. Nevertheless, Tenant covenants and agrees to execute and deliver upon demand, without charge therefor, such further instruments evidencing such subordination of this Lease to such ground or underlying leases, and to the lien of any such mortgages or deeds of trust as may be required by Landlord.

Notwithstanding anything contained herein to the contrary, if any mortgagee, trustee or ground lessor shall elect that this Lease is senior to the lien of its mortgage, deed of trust or ground lease, and shall give written notice thereof to Tenant, this Lease shall be deemed prior to such mortgage, deed of trust or ground lease, whether this Lease is dated prior or subsequent to the date of said mortgage, deed of trust, or ground lease, or the date of the recording thereof.

In the event of any foreclosure sale, transfer in lieu of foreclosure or termination of the lease in which Landlord is lessee, Tenant shall attorn to the purchaser, transferee or lessor as the case may be, and recognize that party as Landlord under this Lease, provided such party acquires and accepts the Premises subject to this lease.

22.  TENANT ESTOPPEL CERTIFICATES.

22.1  Landlord Request for Estoppel Certificate. Within ten (10) days after written request from Landlord, Tenant shall execute and deliver to Landlord or Landlord’s designee, in the form requested by Landlord, a written statement certifying, among other things, (a) that this Lease is unmodified and in full force and effect, or that it is in full force and effect as modified and stating the modifications; (b) the amount of Base Rent and the date to which Base Rent and Additional Rent have been paid in advance; (c) the amount of any security deposited with Landlord; and (d) that Landlord is not in default hereunder or, if Landlord is claimed to be in default, stating the nature of any claimed default. Any such statement may be conclusively relied upon by a prospective purchaser, assignee or encumbrancer of the Premises.

22.2  Failure to Execute. Tenant’s failure to execute and deliver such statement within the time required shall at Landlord’s election be a default under this Lease and shall also be conclusive upon Tenant that: (a) this Lease is in full force and effect and has not been modified except as represented by Landlord; (b) there are no uncured defaults in Landlord’s performance and that Tenant has no right of offset, counter claim or deduction against Rent and (c) not more than one month’s Rent has been paid in advance.

23.  NOTICE.

Notice shall be in writing and shall be deemed duly served or given if personally delivered, sent by certified or registered U.S. Mail, postage prepaid with a return receipt requested, or sent by overnight courier service, fee prepaid with a return receipt requested, as follows: (a) if to Landlord, to Landlord’s Address for Notice with a copy to the Building manager and Landlord’s counsel at the address set forth in Section 2.7. hereof, and (b) if to Tenant, to Tenant’s Mailing Address; provided, however, Notices to Tenant shall be deemed duly served or given if delivered or sent to Tenant at the Premises. Landlord and Tenant may from time to time by Notice to the other designate another place for receipt of future Notice. Notwithstanding anything contained herein to the contrary, when an applicable State statute requires service of Notice in a particular manner, service of that Notice in accordance with those particular requirements shall replace rather than supplement any Notice requirement set forth in the Lease.

24.  TRANSFER OF LANDLORD’S INTEREST.

In the event of any sale or transfer by Landlord of the Premises, Building or Project, and assignment of this Lease by Landlord, Landlord shall be and is hereby entirely freed and relieved of any and all liability and obligations contained in or derived from this Lease arising out of any act, occurrence or omission relating to the Premises, Building, Project or Lease occurring after the consummation of such sale or transfer, provided the purchaser shall expressly assume all of the covenants and obligations of Landlord under this Lease. This Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee provided all of Landlord’s obligations hereunder are assumed by such transferee. If any security deposit or prepaid Rent has been paid by Tenant, Landlord shall transfer the security deposit or prepaid Rent to Landlord’s successor and upon such transfer, Landlord shall be relieved of any and all further liability with respect thereto.

25.  SURRENDER OF PREMISES.

25.1  Clean and Same Condition. Upon the Expiration Date or earlier termination of this Lease, Tenant shall peaceably surrender the Premises to Landlord clean and in the same condition as when received, except for (a) reasonable wear and tear, (b) loss by fire or other casualty, and (c) loss by condemnation. Tenant shall remove Tenant’s Property no later than the Expiration Date. If Tenant is required by Landlord to remove any additions, alterations, or improvements under Section 12.3., Tenant shall complete such removal no later than the Expiration Date. Any damage to the Premises, including any structural damage, resulting from removal of any addition, alteration, or improvement made pursuant to Section and/or from Tenant’s use or from the removal of Tenant’s Property pursuant to Section 13.2. shall be repaired (in accordance with Landlord’s reasonable direction) no later than the Expiration Date by Tenant at Tenant’s sole cost and expense. On the Expiration Date, Tenant shall surrender all keys to the Premises.

25.2  Failure to Deliver Possession. If Tenants fails to vacate and deliver possession of the Premises to Landlord on the expiration or sooner termination of this Lease as required by Section 12.3., Tenant shall indemnify, defend and hold Landlord harmless from all claims, liabilities and damages resulting from Tenant’s failure to vacate and deliver possession of the Premises, including, without limitation, claims made by a succeeding tenant resulting from Tenant’s failure to vacate and deliver possession of the Premises and rental loss which Landlord suffers.

25.3  Property Abandoned. If Tenant abandons or surrenders the Premises, or is dispossessed by process of law or otherwise, any of Tenant’s Property left on the Premises shall be deemed to be abandoned, and, at Landlord’s option, title shall pass to Landlord under this Lease as by a bill of sale. If Landlord elects to remove all or any part of such Tenant’s Property, the cost of removal, including repairing any damage to the Premises or Building caused by such removal, shall be paid by Tenant.

26.  HOLDING OVER.

Tenant shall not occupy the Premises after the Expiration Date without Landlord’s consent. If after expiration of the Term, Tenant remains in possession of the Premises with Landlord’s permission (express or implied), Tenant shall become a tenant from month to month only upon all the provisions of this Lease (except as to the term and Base Rent). Monthly Installments of Base Rent payable by Tenant during this period shall be increased to be one hundred fifty percent (150%) of the fair market rental value of the Premises (as reasonably determined by Landlord). The tenancy may be terminated by either party, effective on the last day of a calendar month, by delivering a Notice to the other party at least thirty (30) days prior thereto. Nothing contained in this Section 26. shall be construed to limit or constitute a waiver of any other rights or remedies available to Landlord pursuant to this Lease or at law.

27.  RULES AND REGULATIONS.

Tenant agrees to comply with (and cause its agents, contractors, employees and invitees to comply with) the rules and regulations attached hereto as Exhibit “C” and with such reasonable modifications thereof and additions thereto as Landlord may from time to time make. Landlord agrees to enforce the rules and regulations uniformly against all tenants of the Project. Landlord shall not be liable, however, for any violation of said rules and regulations by other tenants or occupants of the Building or Project. In the event of any conflict between the terms and conditions of this Lease and the rules and regulations, the terms and conditions of this Lease shall govern.

28.  CERTAIN RIGHTS RESERVED BY LANDLORD.

Landlord reserves the following rights, exercisable without (a) liability to Tenant for damage or injury to property, person or business; (b) being found to have caused an actual or constructive eviction from the Premises; or (c) being found to have disturbed Tenant’s use or possession of the Premises.

28.1  Name. To name the Building and Project and to change the name or street address of the Building or Project.

28.2  Signage. To install and maintain all signs on the exterior and interior of the Building and Project.

28.3  Access. To have pass keys to the Premises and all doors within the Premises, excluding Tenant’s files, vaults and safes.

28.4  Physical Changes. To stripe or re-stripe, re-surface, enlarge, change the grade or drainage of and control access to the parking lot; to assign and reassign spaces for the exclusive or nonexclusive use of tenants (including Tenant); and to locate or relocate parking spaces assigned to Tenant, provided, however, that, except if required by any applicable law or other governing authority, any such physical changes shall not reduce Tenant’s allocation of parking spaces or materially adversely affect Tenant’s right to park an additional twenty-five (25) vehicles for twenty (20) minutes in the parking lot as further described in Section 2.11 of this Lease.

28.5  Inspection. At any time during the Term, and on reasonable prior telephonic notice to Tenant, to inspect the Premises, and to show the Premises to any person having an existing or prospective interest in the Project or Landlord, and during the last twelve months of the Term, to show the Premises to prospective tenants thereof.

28.6  Entry. To enter the Premises for the purpose of making inspections, repairs, alterations, additions or improvements to the Premises or the Building (including, without limitation, checking, calibrating, adjusting or balancing controls and other parts of the HVAC system), and to take all steps as may be necessary or desirable for the safety, protection, maintenance or preservation of the Premises or the Building or Landlord’s interest therein, or as may be necessary or desirable for the operation or improvement of the Building or in order to comply with laws, orders or requirements of governmental or other authority. Landlord agrees to use commercially reasonable efforts (except in an emergency) to minimize interference with Tenant’s business in the Premises in the course of any such entry.

28.7  Common Area Regulation. To exclusively regulate and control use of the Common Area. Landlord shall have the right from time to time to designate or change the number, locations, size or configuration of the Building, including, without limitation, the Common Areas, exits and entrances of the Building and the parking areas located on the Property; provided, however, that Landlord shall not materially interfere with Tenant's enjoyment of or access to the Premises. Tenant shall not have the right to use those portions of the Common Areas designated from time to time by Landlord as for the exclusive use of one or more other tenants.

29.  ADVERTISEMENTS AND SIGNS.

Tenant shall not affix, paint, erect or inscribe any sign, projection, awning, signal or advertisement of any kind to any part of the Premises, Building or Project, including without limitation the inside or outside of windows or doors, without the prior written consent of Landlord. Landlord shall have the right to remove any signs or other matter installed without Landlord’s permission, without being liable to Tenant by reason of such removal, and to charge the cost of removal to Tenant as Additional Rent hereunder, payable within ten (10) days of written demand by Landlord.

30.  INTENTIONALLY DELETED.

31.  GOVERNMENT ENERGY OR UTILITY CONTROLS.

In the event of imposition of federal, state or local government controls, rules, regulations, or restrictions on the use or consumption of energy or other utilities (including telecommunications) during the Term, both Landlord and Tenant shall be bound thereby. In the event of a difference in interpretation by Landlord and Tenant of any such controls, the interpretation of Landlord shall prevail and Landlord shall have the right to enforce compliance therewith, including the right of entry into the Premises to effect compliance.

32.  FORCE MAJEURE.

Any prevention, delay or stoppage of work to be performed by Landlord or Tenant which is due to strikes, labor disputes, inability to obtain labor, materials, equipment or reasonable substitutes therefor, acts of God, governmental restrictions or regulations or controls, judicial orders, enemy or hostile government actions, civil commotion, fire or other casualty, or other causes beyond the reasonable control of the party obligated to perform hereunder, shall excuse performance of the work by that party for a period equal to the duration of that prevention, delay or stoppage. Nothing in this Section 32. shall excuse or delay Tenant’s obligation to pay Rent or other charges under this Lease.

33.  BROKERAGE FEES.

Tenant warrants and represents that it has not dealt with any real estate broker or agent in connection with this Lease or its negotiation except the CB Richard Ellis and Equis Corporation. Landlord shall be responsible to pay a commission to CB Richard Ellis and Equis Corporation pursuant to separate agreements. Tenant shall indemnify, defend and hold Landlord harmless from any cost, expense or liability (including costs of suit and reasonable attorneys’ fees) for any compensation, commission or fees claimed by any real estate broker or agent other than CB Richard Ellis and Equis Corporation in connection with this Lease or its negotiation by reason of any act of Tenant.

34.  QUIET ENJOYMENT.

Tenant, upon payment of Rent and performance of all of its obligations under this Lease, shall peaceably, quietly and exclusively enjoy possession of the Premises without unwarranted interference by Landlord or anyone acting or claiming through Landlord, subject to the terms of this Lease and to any mortgage, lease, or other agreement to which this Lease may be subordinate.

35.  TELECOMMUNICATIONS.

35.1  Telecommunications Companies. Upon obtaining Landlord’s prior written approval, Tenant shall have the right to use the existing point of penetration in the Building to bring telecommunications services into the Building for Tenant’s use. Tenant shall provide Landlord with proposed plans and specifications for Tenant’s intended use of said penetration points as a condition of Landlord’s approval. Landlord’s approval of, or requirements concerning, the lines or any equipment related thereto, the plans, specifications or designs related thereto, the contractor or subcontractor, or the work performed hereunder, shall not be deemed a warranty as to the adequacy thereof, and Landlord hereby disclaims any responsibility or liability for the same. Landlord disclaims all responsibility for the condition or utility of the intra building cabling network (ICN) and makes no representation regarding the suitability of the ICN for Tenant’s intended use.

35.2  Tenant’s Obligations. If at any time after the satisfactory completion of Landlord’s Work the point of demarcation for Tenant’s telecommunications equipment in Tenant’s telephone equipment room or other location is relocated to some other point, whether by operation of law or otherwise, upon Landlord’s election, Tenant shall, at Tenant’s sole expense and cost: (1) within thirty (30) days after notice is first given to Tenant of Landlord’s election, cause to be completed by an appropriate telecommunications engineering entity approved in advance in writing by Landlord, all details of the telecommunications lines serving Tenant in the Building which details shall include all appropriate plans, schematics, and specifications; and (2) if Landlord so elects, immediately undertake the operation, repair and maintenance of the telecommunications lines serving Tenant in the Building; and (3) upon the termination of the Lease for any reason, or upon expiration of the Lease, immediately effect the complete removal of all or any portion or portions of the telecommunications lines serving Tenant in the Building and repair any damage caused thereby (to Landlord’s reasonable satisfaction).

Prior to the commencement of any alterations, additions, or modifications to the telecommunications lines serving Tenant in the Building, except for minor changes, Tenant shall first obtain Landlord’s prior written consent by written request accompanied by detailed plans, schematics, and specifications showing all alterations, additions and modifications to be performed, with the time schedule for completion of the work, for which Landlord may withhold consent in its sole and absolute discretion.

35.3  Indemnification. Tenant shall indemnify, defend and hold harmless Landlord and its employees, agents, officers and directors from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs, or expenses of any kind or nature, known or unknown, contingent or otherwise, arising out of or in any way related to the acts and omissions of Tenant, Tenant’s officers, directors, employees, agents, contractors, subcontractors, subtenants and invitees with respect to (1) any telecommunications lines serving Tenant in the Building; (2) any bodily injury (including wrongful death) or property damage (real or personal) arising out of or related to any telecommunications lines serving Tenant in the Building; (3) any lawsuit brought or threatened, settlement reached, or governmental order relating to such telecommunications lines; (4) any violations of laws, orders, regulations, requirements, or demands of governmental authorities, or any reasonable policies or requirements of Landlord, which are based upon or in any way related to such telecommunications lines, including, without limitation, attorney and consultant fees, court costs and litigation expenses. This indemnification and hold harmless agreement will survive this Lease. Under no circumstances shall Landlord be liable for interruption in telecommunications services to Tenant or any other entity affected, for electrical spikes or surges, or for any other cause whatsoever, whether by Act of God or otherwise, even if the same is caused by the ordinary negligence of Landlord, Landlord’s contractors, subcontractors, or agents or other tenants, subtenants, or their contractors, subcontractors, or agents.

35.4  Landlord’s Operation. Notwithstanding anything contained herein to the contrary, if the point of demarcation is relocated, Landlord may, but shall not be obligated to, undertake the operation, repair and maintenance of telecommunications lines and systems in the Building. If Landlord so elects, Landlord shall give Notice of its intent to do so, and Landlord shall, based on Landlord’s sole business discretion, make such lines and systems available to tenants of the Building (including Tenant) in the manner it deems most prudent. Landlord may include in Operating Expenses all or a portion of the expenses related to the operation, repair and maintenance of the telecommunications lines and systems.

35.5 Roof Rights.  Roof Rights. (a) If, at any time during the Term, Tenant shall require roof space for the installation and operation of one or more communications antennae, microwave or satellite dishes, together with related equipment, mountings, and supports (collectively, "Telecommunications Equipment"), Landlord shall provide Tenant with such space on the roof of the Building as is reasonably necessary for the installation and operation of Tenant's Telecommunications Equipment (but in no event shall the aggregate amount of such space exceed at any point in time 100 square feet), subject to the terms of this Section 35.5. Tenant acknowledges and agrees that any use of the roof space by Tenant for the installation and operation of Tenant's Telecommunications Equipment shall be on a non-exclusive basis, except as to that portion of the roof space provided by Landlord to Tenant as aforesaid. Tenant may use the roof space and Telecommunications Equipment solely for Tenant's own use (and not for resale purposes). The height, diameter, design and installation of the satellite dishes or other Telecommunications Equipment shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. In connection therewith, Landlord shall make available to Tenant access to the roof space for the construction, installation, maintenance, repair, operation and use of Tenant's Telecommunications Equipment. All work in connection with the installation of Tenant's Telecommunications Equipment, including core drilling and reinforcing the roof of the Building, if required, shall be performed at Tenant's sole cost and expense, including the cost of a fire watch and related supervisory costs relating to any core drilling, which shall be performed in such a manner and at such times as Landlord shall reasonably prescribe. References in this Section to the Telecommunications Equipment shall be deemed to include such riser and the electrical and telecommunication conduits therein.

(b) Tenant shall use and maintain Tenant's Telecommunications Equipment so as not to cause any damage to or interference with (i) the operation of the Building or Building systems or (ii) any Telecommunications Equipment installed on the roof space by licensees, occupants and other tenants in the Building. The installation of any Telecommunications Equipment shall constitute an alteration under Article 12 of this Lease and shall be performed at Tenant's sole cost and expense (including any costs and expenses in connection with reinforcing the roof of the Building, if required) in accordance with and subject to the provisions of Article 12 of this Lease. All of the provisions of this Lease shall apply to the installation, use and maintenance of Tenant's Telecommunications Equipment, including all provisions relating to compliance with all Legal Requirements (including without limitation all FCC rules and regulations), insurance, indemnity, repairs and maintenance. The roof space and Telecommunications Equipment shall not be used or occupied by others and the license granted by this Section shall be personal to Tenant, and shall not be assignable, sublet or otherwise transferable in any circumstance. Tenant's Telecommunications Equipment shall be treated for all purposes of this Lease as Tenant's Property.

(c) If any of Tenant's Telecommunications Equipment interferes with or disturbs Landlord's use of the roof, including the use by Landlord or other tenants, licensees or occupants of the Building of their Telecommunications Equipment, or the operation of the Building or the Building Systems, then following demand by Landlord, Tenant shall promptly relocate all or a portion of the Telecommunications Equipment to another area on the roof designated by Landlord. Such relocation shall be at Tenant's sole cost and expense. If Landlord shall determine, in its reasonable judgment, that any Tenant's Telecommunications Equipment (i) will cause a health hazard or danger to property, (ii) will not be in accordance with applicable Legal Requirements, or (iii) interferes with or disturbs Landlord's use of the roof, including the use by Landlord or other tenants or occupants of the Building of data transmission equipment thereon installed prior to the installation of Tenant's Telecommunications Equipment, or the operation of the Building or the Building Systems, then, if Tenant is unable to promptly cause such Telecommunications Equipment to comply with such Legal Requirements, abate such health hazard, danger to property or interference, Tenant, at its sole cost and expense, shall remove such Telecommunications Equipment from the roof of the Building and, Tenant may, at Tenant's option, but subject to Landlord's approval as provided in (a) above, replace such Telecommunications Equipment with Telecommunications Equipment which complies with such Legal Requirements and/or does not cause such health hazard, danger to property or interference. Notwithstanding the foregoing, Landlord may at its option, at any time during the Term after reasonable prior notice to Tenant (except in the event of an emergency) require Tenant, using Landlord's roofing contractor and any other contractors reasonably required by Landlord, to relocate Tenant's Telecommunications Equipment to another area on the roof designated by Landlord, at Landlord's sole cost and expense.

(d) Notwithstanding anything to the contrary contained herein, if Tenant shall fail to install Telecommunications Equipment on the roof on of the Building on or before twelve (12) months after the Possession Date, Tenant shall have no right to install any Telecommunications Equipment and the provisions of this Section shall be void. If during the Term of this Lease, Tenant shall cease to use any Tenant's Telecommunications Equipment located on the roof of the Building for a period of time in excess of one hundred eighty (180) days, Tenant shall, at its sole cost and expense, remove such Telecommunications Equipment from the roof of the Building within sixty (60) days after receipt of notice from Landlord to so remove such Telecommunications Equipment, and Tenant shall have no further rights under this Section 35.5.

(e) Other than as set forth in this Section 35.5, Landlord shall not have any obligations with respect to Tenant's Telecommunications Equipment or compliance with any Legal Requirements (including the obtaining of any required permits or licenses, or the maintenance thereof) relating thereto. Landlord makes no representation that Tenant's Telecommunications Equipment will be permitted by Legal Requirements or be able to receive or transmit communication signals without interference or disturbance (whether or not by reason of the installation or use of similar equipment by others on the roof) and Tenant agrees that Landlord shall not be liable to Tenant therefor.

      (f) Tenant shall (i) be solely responsible for any damage caused as a result of the use of Tenant's Telecommunications Equipment, (ii) promptly pay any tax, license, permit or other fees or charges imposed pursuant to any Legal Requirements or insurance requirements relating to the installation, maintenance or use of such Telecommunications Equipment, (iii) promptly comply with all precautions and safeguards reasonably required by Landlord's insurance company and all Governmental Authorities, and (iv) perform all necessary repairs or replacements to, or maintenance of, such Telecommunications Equipment, provided, however, that if Tenant's failure to so repair, replace or maintain such Telecommunications Equipment jeopardizes the property of Landlord or any other tenant located on the roof or within the Building, Landlord may, at Landlord's option and after ten (10) days' notice to Tenant (except in an emergency), elect to perform such repairs, replacements or maintenance at Tenant's sole cost and expense.

(g) Tenant acknowledges and agrees that the privileges granted Tenant under this Section 35.5 shall not, now or at any time after the installation of Tenant's Telecommunications Equipment, be deemed to grant Tenant a leasehold or other real property interest in the Building or any portion thereof, including the Building's roof. The license granted to Tenant in this Section shall automatically terminate and expire upon the expiration or earlier termination of this Lease (including extensions or renewals) and the termination of such license shall be self-operative and no further instrument shall be required to effect such termination. Notwithstanding the foregoing, upon request by Landlord, Tenant, at Tenant's reasonable expense, shall promptly execute and deliver to Landlord, in recordable form, any certificate or other document reasonably required by Landlord confirming the termination of Tenant's right to use the roof of the Building.

(i) Tenant, at Tenant's sole cost and expense, shall paint and maintain the Antenna in white or such other color as Landlord shall determine and shall install such lightning rods, air terminals or screening on or about the Antenna as Landlord may reasonably require.

36.  MISCELLANEOUS.

36.1  Accord and Satisfaction; Allocation of Payments. No payment by Tenant or receipt by Landlord of a lesser amount than the Rent provided for in this Lease shall be deemed to be other than on account of the earliest due Rent, nor shall any endorsement or statement on any check or letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of the Rent or pursue any other remedy provided for in this Lease. In connection with the foregoing, Landlord shall have the absolute right in its sole discretion to apply any payment received from Tenant to any account or other payment of Tenant then not current and due or delinquent.

36.2  Addenda. If any provision contained in an addendum to this Lease is inconsistent with any other provision herein, the provision contained in the addendum shall control, unless otherwise provided in the addendum.

36.3  Attorneys’ Fees. If any action or proceeding is brought by either party against the other pertaining to or arising out of this Lease, the finally prevailing party (i.e., the party that recovers the greater relief as a result of the action or proceeding) shall be entitled to recover all costs and expenses, including reasonable attorneys’ fees, incurred on account of such action or proceeding.

36.4  Captions and Section Numbers. The captions appearing in the body of this Lease have been inserted as a matter of convenience and for reference only and in no way define, limit or enlarge the scope or meaning of this Lease. All references to Section numbers refer to Sections in this Lease.

36.5  Changes Requested by Lender. Neither Landlord nor Tenant shall unreasonably withhold its consent to changes or amendments to this Lease requested by the lender on Landlord’s interest, so long as such changes do not alter the basic business terms of this Lease or otherwise materially diminish any rights or materially increase any obligations of the party from whom consent to such change or amendment is requested.

36.6  Choice of Law. This Lease shall be construed and enforced in accordance with the Laws of the State.

36.7  Consent. Notwithstanding anything contained in this Lease to the contrary, Tenant shall have no claim, and hereby waives the right to any claim against Landlord for money damages, by reason of any refusal, withholding or delaying by Landlord of any consent, approval or statement of satisfaction, and, in such event, Tenant’s only remedies therefor shall be an action for specific performance, injunction or declaratory judgment to enforce any right to such consent, approval or statement of satisfaction.

36.8  Authority. If Tenant is not an individual signing on his or her own behalf, then each individual signing this Lease on behalf of the business entity that constitutes Tenant represents and warrants that the individual is duly authorized to execute and deliver this Lease on behalf of the business entity, and that this Lease is binding on Tenant in accordance with its terms. Tenant shall, at Landlord’s request, deliver a certified copy of a resolution of its board of directors, if Tenant is a corporation, or other memorandum of resolution if Tenant is a limited partnership, general partnership or limited liability entity, authorizing such execution.

36.9  Waiver of Right to Jury Trial. Landlord and Tenant hereby waive their respective rights to a trial by jury of any claim, action, proceeding or counterclaim by either party against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and/or Tenant’s Use or occupancy of the Premises, Building or Project (including any claim of injury or damage or the enforcement of any remedy under any current or future laws, statutes, regulations, codes or ordinances).

36.10  Counterparts. This Lease may be executed in multiple counterparts, all of which shall constitute one and the same Lease.

36.11  Execution of Lease; No Option. The submission of this Lease to Tenant shall be for examination purposes only and does not and shall not constitute a reservation of or option for Tenant to Lease, or otherwise create any interest of Tenant in the Premises or any other premises within the Building or Project. Execution of this Lease by Tenant and its return to Landlord shall not be binding on Landlord, notwithstanding any time interval, until Landlord has in fact signed and delivered this Lease to Tenant.

36.12  Furnishing of Financial Statements; Tenant’s Representations. In order to induce Landlord to enter into this Lease, Tenant agrees that it shall promptly furnish Landlord, from time to time, upon Landlord’s written request, financial statements reflecting Tenant’s current financial condition which shall be certified by an officer of Tenant. Tenant represents and warrants that all financial statements, records and information furnished by Tenant to Landlord in connection with this Lease are true, correct and complete in all respects.

36.13  Further Assurances. The parties agree to promptly sign all documents reasonably requested to give effect to the provisions of this Lease.

36.14  Prior Agreements; Amendments. This Lease and the schedules and addenda attached, if any, form a part of this Lease together with the rules and regulations set forth on Exhibit “C” attached hereto, and set forth all the covenants, promises, assurances, agreements, representations, conditions, warranties, statements, and understandings (“Representations”) between Landlord and Tenant concerning the Premises and the Building and Project, and there are no Representations, either oral or written, between them other than those in this Lease.

This Lease supersedes and revokes all previous negotiations, arrangements, letters of intent, offers to lease, lease proposals, brochures, representations, and information conveyed, whether oral or in writing, between the parties hereto or their respective representatives or any other person purporting to represent Landlord or Tenant. Tenant acknowledges that it has not been induced to enter into this Lease by any Representations not set forth in this Lease, and that it has not relied on any such Representations. Tenant further acknowledges that no such Representations shall be used in the interpretation or construction of this Lease, and that Landlord shall have no liability for any consequences arising as a result of any such Representations.

Except as otherwise provided herein, no subsequent alteration, amendment, change, or addition to this Lease shall be binding upon Landlord or Tenant unless it is in writing and signed by each party.

36.15  Recording. Tenant shall not record this Lease without the prior written consent of Landlord. Tenant, upon the request of Landlord, shall execute and acknowledge a short form memorandum of this Lease for recording purposes.

36.16  Severability. A final determination by a court of competent jurisdiction that any provision of this Lease is invalid shall not affect the validity of any other provision, and any provision so determined to be invalid shall, to the extent possible, be construed to accomplish its intended effect.

36.17  Successors and Assigns. This Lease shall apply to and bind the heirs, personal representatives, and successors and assigns of the parties.

36.18  Time Is of the Essence. Time is of the essence of this Lease.

36.19  Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such Multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

36.20  Consent to Press Release. Landlord may, after the Lease is fully executed, issue a press release containing the following information: (i) Tenant’s name and the nature of Tenant’s business; (ii) the Term; (iii) the square footage leased and the Building name and location; (iv) the name of the brokers who represented Landlord and Tenant; and (v) such other general information as may be customarily included in similar press releases. Tenant hereby consents to such a press release.

36.21 Extension Option. Landlord and Tenant agree that, (i) so long as there then exists no default either at the time of exercise or at the first day of the Extension Term (as hereinafter defined), (ii) this Lease is in full force and effect, and (iii) Tenant is in occupancy of the entire Premises, Tenant shall have the right and option to extend the initial Term hereof for one additional five (5) year periods (the “Extension Term”) upon written notice to Landlord given not less than nine (9) months prior and not more than twelve (12) months prior to the expiration of the applicable Expiration Date. The parties agree that if Tenant fails to exercise its option to extend the initial term strictly within the time period set forth in this Section, then Tenant’s right to extend the initial Term shall automatically lapse and Tenant shall have no right to extend the Term. In the event that Tenant shall exercise the option granted hereunder, the Extension Term shall be upon the same terms and conditions as are in effect under this Lease immediately preceding the commencement of such option period except that the Annual Base Rent due from the Tenant for the applicable Extension Term shall be increased to 100% of the Fair Market Rent as provided hereinbelow. Tenant shall have no further rights or options whatsoever to extend the term beyond the expiration of such Extension Term. The initial and the Extension Term are hereinafter sometimes collectively referred to as the “term” or “Term.” If Tenant exercises the right to extend the Term as herein provided, then no later than 180 days prior to the first day of the Extension Term, Landlord shall notify Tenant in writing of Landlord’s determination of Fair Market Rent for the Premises for the Extension Term (“Landlord’s Rental Notice”). If Tenant does not object to Landlord’s determination of such Fair Market Rent by written notice to Landlord within ten (10) days after the date of Landlord’s Rental Notice, then Tenant shall be deemed to have accepted the Fair Market Rent set forth in Landlord’s Rental Notice. If Tenant does timely object to Landlord’s Rental Notice, and the parties cannot agree upon the Fair Market Rent within thirty (30) days after Landlord receives Tenant’s notice of objection, then the market rate shall be submitted to arbitration as follows: “Fair Market Rent” shall be determined by impartial arbitrators (who shall be qualified real estate appraisers or brokers with at least ten (10) years of experience dealing with like types of properties in the Cypress, California area), one to be chosen by the Landlord, one to be chosen by Tenant, and a third to be selected, if necessary, as below provided, and shall reflect the current fair market rent for buildings of comparable size, quality age and location in the Cypress, California area and the value of all concessions then being offered in the market for comparable space (“Fair Market Rent”). The unanimous written decision of the two first chosen (without selection and participation of a third arbitrator), or otherwise the written decision of a majority of three arbitrators chosen and selected as aforesaid, shall be conclusive and binding upon Landlord and Tenant. Landlord and Tenant shall each notify the other of its chosen arbitrator within ten (10) days following the call for arbitration and, unless such two arbitrators shall have reached an unanimous decision within thirty (30) days after their designation, they shall so notify the then President of the American Arbitration Association and request him to select an impartial third arbitrator to determine the Fair Market Rent as herein defined. Such third arbitrator and the first two chosen shall render their decision within thirty (30) days following the date of appointment of the third arbitrator and shall notify Landlord and Tenant thereof, which decision shall be final and binding on the parties. Landlord and Tenant shall each pay the expenses of its own arbitrator and shall share the payment of expenses of the third arbitrator equally, regardless of the outcome of arbitration. If the dispute between the parties as to a market rate has not been resolved before the commencement of Tenant’s obligation to pay Annual Base Rent based upon such market rate, Tenant shall pay Annual Base Rent under the Lease based upon the fair market rate designated by Landlord until either (i) agreement of the parties as to the market rate, or (ii) decision of the arbitrators, as the case may be, at which time Tenant shall promptly pay any underpayment of Annual Base Rent to Landlord, or Landlord shall credit the overpayment of Annual Base Rent against the next installment of rental or other charges due to Landlord hereunder.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first set forth on Page 1.

LANDLORD:

CRP-2 HOLDINGS CYPRESS, LLC,
a Delaware limited liability company

By: /s/ Henry G. Brauer
Name: Henry G. Brauer
Its: Executive Vice President

TENANT:
INTEGRATED ALARM SERVICES GROUP, INC.,
a Delaware corporation

By: /s/ Robert Heintz
Name: Robert Heintz
Its:  Executive Vice President

EXHIBIT A

FLOOR PLAN

A-1

EXHIBIT B

TENANT IMPROVEMENT WORK LETTER

1. Definitions. Terms which are defined elsewhere in this Lease shall have the same meanings in this Workletter. Terms which are defined in this Workletter shall have the same meanings elsewhere in this Lease. In addition to the terms defined elsewhere in this Workletter, the following terms shall have the following meanings:

A. “Landlord’s Architect” means Ware & Malcomb, or such other party as may be selected by Landlord in Landlord’s sole discretion..

B. “Landlord’s Construction Management Fee” means three percent (3%) of the cost of Landlord’s Work which shall be paid by Landlord to Landlord’s Construction Manager from the Tenant Improvement Funds.

C. “Landlord’s Construction Manager” means Charles Dunn Real Estate Services, Inc, or such other party as may be selected by Landlord in its sole discretion

D. “Landlord’s Contractor” means the contractor hired by Landlord to do the Landlord’s Work pursuant to this Work Letter.

E. “Landlord’s Engineer” means _____________, or such other party selected by Landlord in Landlord’s sole discretion.

F. “Landlord’s Work” means the work required to be performed by Landlord under this Work Letter (which shall not include Tenant’s furnishings, fixtures, equipment or communications and/or data cabling except to the extent expressly specified in the Tenant Plans).

G. “Mechanical System Plans” means the final working drawings, plans and specifications for the mechanical, sprinkler, heating, air conditioning, electrical and plumbing systems in the Premises, which shall be prepared by Tenant’s Engineer based upon and in accordance with the Space Plans and fully coordinated with the remainder of the Working Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department to obtain a building permit.

H. “Space Plans” means plans, drawings, plans and specifications prepared by Tenant’s showing the intended design, character, materials and finishes of the Premises, including partition and door locations, which shall conform to Building standards except as otherwise expressly provided herein, all in sufficient detail to enable the Working Plans (including the Mechanical System Plans) to be prepared.

I. “Substantial completion” or “substantially completed” or words of similar import means that the work in question has been sufficiently completed such that it is suitable for its intended purpose.

J. “Tenant’s Architect” means Gensler.

K. “Tenant’s Engineer” means Rockbrook Engineering.

L. “Tenant’s Contractors” means Tenant’s agents, contractors, licensees and invitees and their respective agents, subcontractors and employees.

M. “Tenant Delay” means a delay in the Landlord’s Work arising, directly or indirectly, out of or on account of any of the following events:

(i) Tenant’s failure to provide the Space Plans and Working Plans, or any revised Space Plans and Working Plans, to Landlord within the applicable times specified in Paragraph 2 of this Work Letter.

(ii) Tenant’s request for a Change, as defined in Paragraph 2 of this Workletter, or any permitted modified Change, including without limitation, Landlord’s exercise of its rights to approve or disapprove any Change or permitted modified Change, or any revised Working Plans which reflect a Change or a permitted modified Change; the preparation of revised Working Plans to reflect a Change or a permitted modified Change; the ordering of any materials or the performance of any work necessary to incorporate a Change into the Landlord’s Work; or any delay in the commencement of any work necessary to incorporate a Change into the Landlord’s Work which is necessitated, required or permitted under the terms of this Workletter.

(iii) Any delay resulting from Landlord’s suspension of the performance of Landlord’s Work as a result of Tenant’s failure to timely pay Landlord’s good faith estimate of the Excess defined in and pursuant to Paragraph 4.B of this Workletter.

(iv) The performance of any work or activities on or about the Building or the Premises by Tenant or any of Tenant’s employees or Tenant’s Contractors.

(v) Any delay caused by Tenant or any of Tenant’s employees or Tenant’s Contractors.

(vi) Any Event of Default of Tenant under this Lease.

N. “Tenant Improvement Allowance” means the amount of $336,980.00 (which is $20.00 per square foot of Rentable Area of the Premises).

O. “Tenant Improvement Loan” means the amount paid by Landlord for Landlord’s Work after the TI Allowance is exhausted, which amount is not to exceed $252,735.00 (which is the $15 per square foot of Rentable Area of the Premises), and which shall be amortized over the initial lease term at ten percent (10%) per annum and repaid by Tenant to Landlord as additional rent in monthly installments.

P. “Tenant Improvement Funds: means the Tenant Improvement Allowance and the Tenant Improvement Loan, collectively.

Q. “Tenant Plans” means the Space Plans, the Mechanical System Plans and the Working Plans.

R. “Turnover Date” means the earlier of (i) the date Landlord’s Work is substantially completed or (ii) the date Landlord’s Work would have been substantially completed but for one or more Tenant Delays.

S. “Working Plans” means the final working drawings, plans and specifications (including the Mechanical System Plans) for all work to be performed by Landlord in the Premises, as prepared by Tenant’s Architect and Tenant’s Engineer which shall be based upon and in accordance with the Space Plans, and which shall contain sufficient detail and shall be otherwise suitable in all respects for submission to the building department of the City of Cypress, CA to obtain a building permit.

2. Preparation and Approval of Tenant Plans.

A. Tenant has previously entered into a separate agreement with Tenant’s Architect for the preparation of the Space Plans and the Working Plans and a separate agreement with Tenant’s Engineer for the preparation of the Mechanical System Plans, all at Tenant’s sole cost and expense, subject to payment from the Tenant Improvement Funds as provided in Section 4 of this Workletter.

B. Within ten (10) business days after the date Tenant receives a fully executed original of this Lease, Tenant shall provide Landlord with the Space Plans for Landlord’s Approval. Within three (3) business days after Landlord has received the Space Plans in accordance herewith, Landlord shall provide written notice of Landlord’s approval or disapproval thereof, and, in the event of disapproval, such notice shall specify the reasons for disapproval. Within three (3) business days after Tenant has received Landlord disapproval, if applicable, Tenant shall cause the Space Plans or any revised Space Plans hereunder, as the case may be, to be revised by Tenant’s Architect and resubmitted to Landlord for Landlord’s review and approval.

C. Within seventy-five (75) days after this Lease is executed by Landlord and Tenant, Tenant shall cause the Working Plans to be prepared by Tenant’s Architect and Tenant’s Engineer and submitted to Landlord for Landlord’s review and approval. Within five (5) business days after Landlord’s receipt of the Working Plans or revised Working Plans required hereunder, Landlord shall either approve the Working Plans or any revised Working Plans required hereunder or direct Tenant shall cause Tenant’s Architect and Tenant’s Engineer to prepare revised Working Plans meeting Landlord’s objections, which revised Working Plans shall, within five (5) business days thereafter, be prepared by Tenant’s Architect and Tenant’s Engineer and resubmitted to Landlord for review and approval as required hereby.

D. If Tenant desires a change (i) in the Space Plans or Working Plans, or any revised Space Plans or Working Plans required hereunder, after Landlord has approved same, or (ii) in the Landlord’s Work (any such change being a “Change”), Tenant shall give Landlord written notice of the Change, specifying the Change in reasonable detail. Within five (5) business days after Landlord has received Tenant’s written notice of a Change or any modified Change permitted hereunder, Landlord shall give Tenant written notice of its approval or disapproval thereof, and in the event of disapproval, such notice shall specify the reasons for disapproval. If Landlord disapproves of a Change or any modified Change permitted hereunder, Tenant may modify the Change or such permitted modified Change, as the case may be, and give Landlord written notice thereof. After Landlord has approved a Change or any modified Change permitted hereunder, within five (5) business days thereafter, Tenant shall cause the Working Plans to be revised by Tenant’s Architect and Tenant’s Engineer to reflect the Change or such modified Change and resubmitted to Landlord for Landlord’s review and approval in accordance with the process set forth in Paragraph 2.C. Notwithstanding the foregoing, Tenant shall be deemed to have initiated and Landlord shall be deemed to have approved any Change which may be required to cause Landlord’s Work to comply with all applicable laws, regulations, codes and ordinances and/or with the requirements of any building inspector with jurisdiction over Landlord’s Work.

E. Landlord agrees that it will not unreasonably withhold its approval of the Tenant Plans or any revised Tenant Plans required hereunder, or any Change or modified Change permitted hereunder provided, however, Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion, any portion of Landlord’s Work covered by the Tenant Plans or any revised Tenant Plans required hereunder, or any such Change (i) is likely to adversely affect the structural, mechanical, electrical, plumbing, HVAC, life safety, communications, security or other operating systems of the Building or the safety of its occupants, (ii) would increase the costs or expenses incurred by or on behalf of Landlord for owning, managing, operating, maintaining or repairing the Building, (iii) would impair Landlord’s ability to furnish services to Tenant or any other tenant of the Building, (iv) would violate any Laws or provisions of this Lease, (v) would adversely affect the appearance of the Building, (vi) would adversely affect the premises of any other tenant of the

Building or such tenant’s use or occupancy thereof, (vii) is prohibited by the provisions of any mortgage or ground lease encumbering the Building, or (viii) fails to conform to Building standards for design, character, materials or finishes except as otherwise expressly provided herein. The foregoing reasons shall not be exclusive of the reasons for which Landlord may withhold consent, it being understood and agreed that such other reasons may be similar or dissimilar to the foregoing.

F. The cost of the Tenant Plans and any revisions thereof required hereunder, and the cost incurred by Landlord to review Tenant Plans and any revisions thereof, shall be deemed to be part of the cost of Landlord’s Work to be paid as provided in Paragraph 4 below.

G. Within three (3) business days after the Working Plans have been revised to reflect a Change which has been approved by Landlord, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the cost of performing the work necessary to incorporate such Change into the Landlord’s Work and of the number of days of Tenant Delay that may result from performing such work.

3. Performance of Landlord’s Work.

A. After Landlord has approved the Working Plans or any revised Working Plans, Landlord shall promptly solicit bids to perform Landlord’s Work from three (3) reputable general contractors selected by Landlord and shall provide copies of such bids to Tenant. Landlord agrees to select the low bidder to be Landlord’s Contractor unless otherwise requested or approved in writing by Tenant. Promptly after Landlord’s Contractor is selected, Landlord shall cause the Landlord’s Contractor to do the Landlord’s Work covered by the Working Plans or such revised Working Plans. After Landlord has approved any revised Working Plans required hereunder which reflect a Change or a permitted modified Change in the Landlord’s Work, Landlord shall promptly, subject to the terms of Paragraph 2 above, cause Landlord’s Contractor to incorporate such Change into the Landlord’s Work.

B. Landlord shall cause the Landlord’s Work, to be done in a first class workerlike manner using only good grades of materials and shall comply with all governmental laws, ordinances, codes, rules and regulations applicable at the time of the performance of the Landlord’s Work.

4. Payment for Tenant Plans and Landlord’s Work.

A. Landlord shall pay the aggregate cost of Landlord’s Work and the Landlord’s Construction Management Fee up to an amount not to exceed the Tenant Improvement Funds and Tenant shall pay the excess of the aggregate cost of Landlord’s Work and the Landlord’s Construction Management Fee over the Tenant Improvement Funds (the “Excess”) plus Tenant shall pay the cost of all work other than the Landlord’s Work, if any, which Tenant may elect to do in order to make the Premises ready for Tenant’s occupancy and which has been approved by Landlord pursuant to paragraph 6E below. Tenant shall pay the Tenant Improvement Loan and the Excess as provided in Paragraph 4B, and Tenant shall pay the cost of such other work, if any, directly to the persons or entities performing such other work. The “cost of Landlord’s Work” as used in this Workletter shall include all costs incurred by Landlord to plan, review Tenant Plans and any revised Tenant Plans, design and perform Landlord’s Work as specified by the Tenant Plans and any approved (or deemed approved) revisions thereof (including any Change), including without limitation, the fees and charges of Landlord’s Architect, Landlord’s Engineer and Landlord’s Contractor, all permit and inspection fees and charges, and any costs reasonably incurred by or charged to Landlord for (i) unforeseen field conditions, (ii) substitution of materials or finishes due to the unavailability of materials or finishes specified in the Tenant Plans (as revised) that would materially delay substantial completion of Landlord’s Work, (iii) necessary modification of any portions of the Building or its systems to accommodate Landlord’s Work, and (iv) any Change to comply with applicable laws, regulations, codes or ordinances and/or the requirements of any building inspector with jurisdiction over Landlord’s Work. Notwithstanding anything to the contrary contained in this Workletter, Landlord shall provide to Tenant for review and approval (which approval shall not be unreasonably withheld, conditioned or delayed) a line-item construction budget of Landlord’s Work and Tenant shall have the right to audit the actual cost of the completed Landlord’s Work, including without limitation invoices of Landlord’s Contractor and its subcontractors (to the extent available), provided that any such audit is commenced and completed within thirty (30) days after substantial completion of Landlord’s Work.

B. Tenant shall pay as additional Rent, the Tenant Improvement Loan, which shall be amortized over the initial term of the Lease, with interest at ten percent (10%) per annum, to Landlord beginning on the Rent Commencement Date in equal monthly installments on the first date of each month of the Term. If Landlord estimates at any time or from time to time that there will be an Excess, Landlord shall notify Tenant in writing of Landlord’s good faith estimate of the amount thereof, which estimate shall be itemized in reasonable detail. Tenant shall pay Landlord’s good faith estimate of the Excess billed by Landlord within ten (10) business days after it receives Landlord’s bill therefor. In the event Tenant fails to timely pay any such good faith estimate of the Excess, Landlord shall be entitled to suspend the performance of Landlord’s Work until such time as such payment is received by Landlord. At such time as the total cost of the Tenant Plans and the Landlord’s Work is finally determined, Landlord shall notify Tenant of such amount in writing. If Tenant has not paid all of the Excess, such notice shall include Landlord’s bill to Tenant for the balance of the Excess not previously paid by Tenant, and if Tenant has paid more than the Excess, such notice shall include Landlord’s statement to Tenant showing the amount of the overpayment of the Excess. Tenant shall pay any such balance of the Excess to Landlord within ten (10) business days after the date when Tenant receives such notice and bill from Landlord, and Landlord shall pay any such overpayment of the Excess to Tenant within ten (10) business days after the later of the date when Landlord gives such notice and statement to Tenant or the Possession Date. All Landlord’s bills to Tenant for portions of the Excess and Landlord’s notice to Tenant of the finally determined cost of the Tenant Plans and the Landlord’s Work shall itemize the costs in question in reasonable detail.

C. If the aggregate total cost of the Tenant Plans, Landlord’s Construction Management Fee and the Landlord’s Work is less than the Tenant Improvement Allowance, Tenant shall be entitled to use up to $33,698.00 of such surplus for its expenses to relocate to the Premises and any remaining unused portion of the Tenant Improvement Allowance shall be retained by Landlord without any claim thereupon accruing to Tenant.

D. For purposes of this Paragraph 4, the cost of the Tenant Plans shall be deemed to include the cost of any revision in the Tenant Plans required hereunder, including any such revision to reflect a Change or a permitted modified Change.

5. Landlord Delay/Extension of Possession Date.

A. If the Landlord’s Work is not substantially completed by the projected Possession Date, due to any reason other than a Tenant Delay or the exercise by Landlord of its rights under this Lease, the Possession Date shall be extended one day for each day that the Landlord’s Work is not substantially completed; otherwise, regardless of when the Landlord’s Work is substantially completed, the Possession Date shall not be extended.

B. If there is a delay in the substantial completion of the Landlord’s Work for any reason, neither Landlord, nor the managing or leasing agent of the Building, nor any of their respective agents, partners or employees, shall have any liability to Tenant in connection with such delay, nor shall the Lease nor this Lease be affected in any way, except as specifically provided in this Paragraph 5.

6. Tenant’s Access to the Premises. Landlord shall permit Tenant, Tenant’s employees and Tenant’s Contractors which have been reasonably approved by Landlord to enter the Premises prior to the Possession Date in order that Tenant may do work in addition to the Landlord’s Work, if any, as may be desired by Tenant to make the Premises ready for Tenant’s occupancy, provided that Tenant shall fully perform and comply with each of the following covenants, conditions and requirements:

A. If Landlord permits such entry prior to the Possession Date, then such permission is conditioned upon Tenant, Tenant’s employees and Tenant’s Contractors working in harmony and not interfering with or delaying Landlord or Landlord’s Contractor in doing the Landlord’s Work or with Landlord or any person or entity doing work in the Building, whether for Landlord or another tenant or occupant of the Building; and if at any time such entry shall in the reasonable judgment of Landlord cause or threaten to cause such disharmony, interference or delay, Landlord shall have the right to withdraw such permission upon 24 hours’ written notice.

B. Any such entry prior to the Possession Date shall be under and subject to all of the terms and provisions of this Lease, the same as if the Possession Date had occurred, except that Tenant shall not be obligated to pay any Rent prior to the Possession Date. To the extent not prohibited by law, all entry to the Building or the Premises by Tenant, Tenant’s employees or Tenant’s Contractors prior to the Possession Date shall be solely at the risk of Tenant, Tenant’s employees and Tenant’s Contractors, and Landlord, Landlord’s beneficiaries, the managing agent of the Building and their respective agents, partners and employees shall not be liable in any way for, and Tenant hereby indemnifies, waives and releases them and holds them harmless from any liability for and claims arising from, any injury or death of any person or damage to or theft, robbery, pilferage, loss or loss of the use of any property of Tenant, or any other person or entity or any of Tenant’s work or installations in or about the Premises or the Building which occurs in connection with such entry; provided however, Landlord, the managing agent of the Building and their respective agents, partners and employees shall be liable for, and Tenant does not indemnify, waive or release them or hold them harmless from liability for and claims arising from, their respective negligence or willful misconduct which occurs in connection with such entry and causes any injury to or death of any person or such damage to, theft, pilferage, loss or loss of the use of any such property. The foregoing indemnification, release and waiver of claims shall be in addition to and shall not limit or be limited by any other indemnifications, releases or waivers of claims in this Lease. In addition, and without limiting any other provisions of this Lease, including this Work Letter, Tenant shall require all persons and entities performing work on behalf of Tenant to provide protection for existing improvements reasonably satisfactory to Landlord, shall allow Landlord and Landlord’s Contractor access to the Premises at all times during the period when Tenant or any person or entity is undertaking work therein and in the event any person or entity performing work on behalf of Tenant, other than the Landlord’s Work, causes any damage to the property of Landlord or others, or to the Landlord’s Work, Tenant shall cause such damage to be repaired at Tenant’s expense, and if Tenant fails to cause such damage to be repaired promptly upon Landlord’s demand therefor, Landlord may, in addition to any other rights or remedies available to Landlord under this Lease or at law or equity, cause such damage to be repaired, in which event Tenant shall promptly upon Landlord’s demand pay to Landlord the cost of such repair.

C. All persons and entities performing work or supplying materials to Tenant shall use only those service corridors and service entrances designated by Landlord for ingress and egress of personnel, and the delivery and removal of equipment and material through or across any common areas of the Building shall only be permitted with the written approval of Landlord, not to be unreasonably withheld, and during hours reasonably determined by Landlord. Landlord shall have the right to order Tenant or any person or entity who violates the above requirements to cease work and to remove itself, its equipment and its employees from the Building.

D. Tenant, Tenant’s employees and Tenant’s Contractors shall abide by the rules of the site applicable to all contractors and others in or upon the Building or the Premises and shall coordinate and schedule their access to the Premises for labor and materials delivery through the general contractor for the Building and Landlord’s Contractor, or the managing agent for the Building, if so directed by Landlord.

E. All work to be performed pursuant to this Paragraph 6 shall be subject to the terms and provisions of the Lease, including without limitation, Section 14.

F. Back-up Generator and UPS System. Subject to obtaining all governmental approvals therefor and Landlord’s prior written approval, Tenant, at Tenant’s expense, shall have the right to install (i) two (2) back-up generators in a mutually agreeable location , and a uninterrupted power supply (“UPS”) system and emergency standby battery system and/or fuel tank and generator, and Tenant shall have the right to operate a portable generator during emergencies. Upon the expiration or earlier termination or this Lease, Tenant shall, at Landlord’s request, within thirty (30) day following lease termination or expiration, remove the generator(s), UPS system and emergency standby battery system and/or fuel tank and generator, and restore the applicable areas to their original condition, reasonable wear and tear excepted.

7. Acceptance of Work.

A. Landlord shall endeavor to give Tenant ten (10) business days’ prior written notice of the expected Turnover Date. On or before the expected Turnover Date, Tenant shall conduct an inspection of the Premises and the Landlord’s Work with Landlord’s representatives and Landlord’s Contractor and develop with such representatives and deliver to Landlord a punch list of all items of the Landlord’s Work which are not complete or which require correction (the “Punch List”). Landlord shall cause Landlord’s Contractor to complete and/or correct all items on the Punch List promptly after Landlord receives the Punch List and shall give Tenant written notice when all of the items on the Punch List have been completed and/or corrected. Any items not on the Punch List which could have, with reasonable diligence, been discovered by Tenant and included on the Punch List shall be deemed accepted by Tenant. If Tenant fails to appear for such inspection or fails to arrange a different date for inspection with Landlord within five (5) business days after receipt of Landlord’s notice of the expected Turnover Date, Tenant shall be deemed to have agreed that no items exist that are incomplete or require correction and therefore Landlord’s Work has been completed and Landlord shall not be required to complete or correct any such items which may in fact exist; or at Landlord’s election, Landlord or Landlord’s Construction Manager may prepare and approve the Punch List on Tenant’s behalf.

B. Landlord and Tenant agree to cooperate with each other in scheduling the inspections of the Premises and the Landlord’s Work described in this Paragraph 7, to make their respective personnel and representatives available on reasonable notice to attend such inspections and develop the Punch List within the inspection time described in this Paragraph 7 and to act reasonably in determining whether or not an item of the Landlord’s Work should be included in the Punch List.

C. At any time after the Turnover Date, Landlord, Landlord’s Contractor, their agents, employees or contractors may enter the Premises to complete and correct Punch List items and such entry for such purpose shall not constitute an actual or constructive eviction of Tenant, in whole or in part, or entitle Tenant to any abatement or diminution of rent or relieve Tenant from any of its obligations under the Lease, or subject to the provisions of Section 16 of the Lease, impose any other liability on Landlord, Landlord’s Contractor, their agents, employees or contractors.

8. Miscellaneous.

A. Except as expressly set forth herein, Landlord has no other agreement with Tenant and has no other obligation to do any other work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of this Lease shall be done at Tenant’s sole cost and expense and in accordance with the terms and conditions of this Lease.

B. This Work Letter shall not be deemed applicable to any additional space added to the Premises at any time or from time to time, whether by any option under this Lease or otherwise, or to any portion of the Premises or any additions thereto in the event of a renewal or extension of the initial Term of this Lease, whether by any option under this Lease or otherwise, unless expressly so provided in this Lease or any amendment or supplement thereto.

C. The failure by Tenant to pay any monies due Landlord pursuant to this Work Letter within the time period herein stated shall be deemed a default in the payment of Rent under the terms of this Lease for which Landlord shall be entitled to exercise all remedies available to Landlord for nonpayment of Rent. All late payments shall bear interest pursuant to Section 19.2 of the Lease.

D. This Work Letter is expressly made a part of this Lease and is subject to each and every term and condition thereof, including, without limitation, the limitations of liability set forth therein.

E. Tenant shall be solely responsible to determine at the site all dimensions of the Premises and the building which affect any work that may be performed by Tenant or any of Tenant’s Contractors hereunder.

All of the Landlord’s Work paid for by Landlord (including without limitation the Tenant Improvement Allowance and the Tenant Improvement Loan) may be depreciated by Landlord.

EXHIBIT C

RULES & REGULATIONS

1. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances (including, without limitation, coffee grounds) shall be thrown therein. All damages resulting from misuse of the fixtures shall be borne by Tenant if Tenant or its servants, employees, agents, visitors or licensees shall have caused the same.

2. No cooking (except for hot-plate and microwave cooking by Tenants’ employees for their own consumption, the location and equipment of which is first approved by Landlord), sleeping or lodging shall be permitted by any tenant on the Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Premises.

3. Except as provided in Section 9.6 of the Lease, no inflammable, combustible, or explosive fluid, material, chemical or substance shall be brought or kept upon, in or about the Premises. Fire protection devices, in and about the Building, shall not be obstructed or encumbered in any way.

4. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

5. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by its agents, contractors, jobbers or others, in the delivery or receipt of merchandise, freight, or other matters, any hand trucks or other means of conveyance except those equipped with rubber tires, rubber side guards, and such other safeguards as Landlord may require, and Tenant shall be responsible to Landlord for any loss or damage resulting from any deliveries to Tenant in the Building. Deliveries of mail, freight or bulky packages shall be made through the freight entrance or through doors specified by Landlord for such purpose.

6. Mats, trash or other objects shall not be placed in the public corridors. The sidewalks, entries, passages, elevators, public corridors and staircases and other parts of the Building which are not occupied by Tenant shall not be obstructed or used for any other purpose than ingress or egress.

7. Tenant shall not install or permit the installation of any awnings, shades, draperies and/or other similar window coverings, treatments or like items visible from the exterior of the Premises other than those approved by the Landlord in writing.

8. Tenant shall not construct, maintain, use or operate within said Premises or elsewhere in the Building or on the outside of the Building, any equipment or machinery which produces music, sound or noise which is audible beyond the Premises.

9. Bicycles, motor scooters or any other type of vehicle shall not be brought into the lobby or elevators of the Building or into the Premises except for those vehicles which are used by a physically disabled person in the Premises.

10. All blinds for exterior windows shall be building standard and shall be maintained by Tenant.

11. No additional locks shall be placed upon doors to or within the Premises except as shall be necessary adequately to safeguard United States Government security classified documents stored with the Premises. The doors leading to the corridors or main hall shall be kept closed during business hours, except as the same may be used for ingress or egress.

12. Tenant shall maintain and clean all areas or rooms within the Premises in which security classified work is being conducted or in which such work is stored; Landlord shall not provide standard janitorial service to such areas, the provisions of Section 10 of the Lease notwithstanding.

13. Landlord shall have the right to temporarily shut down the air conditioning, electrical systems, heating, plumbing and/or elevators when necessary by reason of accident or emergency, or, so long as Landlord provides Tenant with three (3) days prior written notice, for repair, alterations, replacements or improvement, in which case Landlord shall use commercially reasonable efforts to restore such services.

14. No carpet, rug or other article shall be hung or shaken out of any window of the Building; and Tenant shall not sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevator, or out of the doors or windows or stairways of the Building. Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

15. Landlord reserves the right to exclude from the Building on weekdays between the hours of 6:00 p.m. and 8:00 a.m. and at all hours on weekends and legal holidays, all persons who do not present a pass to the Building signed by Landlord; provided, however, that reasonable access for Tenant’s employees and customers shall be accorded. Landlord will furnish passes to persons for whom Tenant requires same in writing. Tenant shall be responsible for all persons for whom it requests such passes and shall be liable to Landlord for all acts of such persons.

16. Tenant agrees to keep all windows closed at all times and to abide by all rules and regulations issued by Landlord with respect to the Building’s air conditioning and ventilation systems.

17. Tenant will replace all broken or cracked interior plate glass windows and interior doors at its own expense, with glass of like kind and quality, provided that such windows and doors are not broken or cracked by Landlord, its employees, agents or contractors.

18. In the event it becomes necessary for the Landlord to gain access to the underfloor electric and telephone distribution system for purposes of adding or removing wiring, then upon request by Landlord, Tenant agrees to temporarily remove the carpet over the access covers to the underfloor ducts for such period of time until work to be performed has been completed. The cost of such work shall be borne by Landlord except to the extent such work was requested by or is intended to benefit Tenant or the Premises, in which case the cost shall be borne by Tenant.

19. Violation of these rules, or any amendments thereof or additions thereto, may be considered a default of Tenant’s lease and shall be sufficient cause for termination of the Lease pursuant to the provisions of Section 19 of the Lease at the option of Landlord.

EXHIBIT D

HVAC UNIT REPLACEMENT

In the event that any HVAC units serving the Premises (a) are used in connection with those portions of the Premises used solely for and consistent with administrative purposes, and (b) need to be replaced during the Term, Landlord agrees to replace such HVAC units one (1) time during the Term and the costs for any such new HVAC units shall be included in Operating Expenses and amortized over the estimated useful life of such HVAC units in accordance with generally accepted accounting principals, with Tenant being responsible only for its pro rata share of such costs therefor which are attributable to the months remaining in the Term and any renewal term(s). In the event that any HVAC units serving the Premises need to be replaced more than one (1) time during the Term, Tenant shall, at Tenant’s sole cost and expense and in accordance with the provisions of this Lease (including without limitation Section 12.3), replace any such HVAC units. Landlord and Tenant agree that, for purposes of this Exhibit D, HVAC units will be deemed to need replacement when they do not perform to an extent consistent with HVAC units serving similar class “B” office buildings in the Orange County, California market. In the event any additional HVAC units are necessary to cool the Premises to a degree consistent with similar class “B” office buildings in the Orange County, California market, Tenant shall install, at Tenant’s sole cost and expense and in accordance with the terms of this Lease (including without limitation Section 12.3), any and all such additional HVAC units needed to cool the Premises to such degree.